PAINEWEBBER/GEODYNE INSTITUTIONAL/PENSION
                    ENERGY INCOME LIMITED PARTNERSHIP P-5
                              AMENDED AND RESTATED
                                    AGREEMENT
                             OF LIMITED PARTNERSHIP

       Amended and Restated Agreement of Limited Partnership, dated as of February 26, 1990, among Geodyne Properties, Inc., a Delaware corporation, as General Partner, and Geodyne Institutional Depositary Company, a Delaware corporation, the Depositary.

       WHEREAS, PaineWebber/Geodyne Institutional/Pension Energy Income P-5 Limited Partnership has heretofore been formed as a limited partnership under the Oklahoma Revised Uniform Limited Partnership Act pursuant to an Certificate of Limited Partnership dated as of November 9, 1989, and filed for recordation in the office of the Secretary of State of the State of Oklahoma on November 13, 1989; and

       WHEREAS, the parties hereto desire to amend the Agreement of Limited Partnership of the Limited Partnership and to restate said Agreement in its entirety;

       Now, therefore, in consideration of the mutual promises and agreements made herein, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE ONE
                                  Defined Terms

       The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article One. The singular shall include the plural and the masculine gender shall include the feminine, the neuter and vice versa, as the context requires. Any terms used in this Agreement which are defined in the NPI Partnership Agreement and are not otherwise defined herein shall have the respective meanings set forth in the NPI Partnership Agreement.

       "Accountants" shall mean Arthur Young & Company or such other nationally recognized firm of independent certified public accountants as shall be engaged from time to time by the General Partner for the Limited Partnership.

       "Act" shall mean the Oklahoma Revised Uniform Limited Partnership Act, as amended from time to time.

       "Activation" or "Activated" shall mean the date on which (i) with respect to the Limited Partnership, the Depositary, on behalf of the Unit Holders, shall have contributed the Unit Holders' Subscriptions to the Limited Partnership and
(ii) with respect to the NPI Partnership, the Limited Partnership shall have made its capital contribution to the NPI Partnership.



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       "Affiliate"  shall mean, when used with reference to a specified  Person:
(a) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of the specified Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, the specified Person; (d) any Person who is an officer, director, partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner or trustee, or with respect to which the specified Person serves in a similar capacity; and (e) any relative or spouse of the specified Person. Notwithstanding the foregoing, no Person shall be deemed to be an Affiliate solely by reason of its ownership of Depositary Units or limited partnership interests in a limited partnership.

       "Affiliated Program" shall mean a drilling or income program (whether in the form of a limited partnership, general partnership, joint venture or otherwise) interests in which were offered (but not necessarily exclusively) to persons or entities not engaged in a trade or business within the oil and gas industry (other than by virtue of their participation in an Affiliated Program) and of which the General Partner or Affiliate serves as general partner, venturer, sponsor or manager.

       "Agreement" shall mean this Amended and Restated Agreement of Limited Partnership as originally executed and as amended from time to time.

       "Capital Account" shall mean, as to any Partner or Unit Holder, an account maintained on the books of the Limited Partnership in accordance with the provisions of Section 5.3D below.

       "Capital Contribution" shall mean the cash contribution of a Partner to the Limited Partnership.

       "Code" shall mean the Internal Revenue Code of 1986, as amended (or any corresponding provisions of succeeding law).

       "Commissions" shall mean the cash fees payable to the Dealer Manager and the Selected Dealers in connection with their participation in the offering of Depositary Units.

       "Consent"  shall  mean the  consent  of a Person,  given as  provided  in
Section 12.1, to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

       "Dealer  Manager"  shall  mean  PaineWebber   Incorporated,   a  Delaware
corporation.



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       "Depositary"  shall mean  Geodyne  Institutional  Depositary  Company,  a
Delaware corporation and the Limited Partner or any Person who at the time of reference thereto has been admitted to the Limited Partnership with the consent of the General Partner as a successor to the Interest of Geodyne Institutional Depositary Company in the Limited Partnership.

       "Depositary Receipt" shall mean a certificate issued in registered form by the Depositary evidencing the ownership of one or more Depositary Units.

       "Depositary Unit" shall mean an increment of the attributes of the Interest of the Depositary as a Limited Partner that is assigned to a Unit Holder.

       "Direct Administrative Costs" shall mean the actual and necessary direct costs attributable to services provided to the Limited Partnership by parties other than the General Partner or its Affiliates, whether incurred by the Limited Partnership directly or incurred by the General Partner or its Affiliates, including the annual audit fees, legal fees and expenses, the cost of reviewing tax returns and reports, the cost of evaluations prepared by independent petroleum engineers pursuant to Section 10.4C of this Agreement and all other such costs directly incurred by or for the benefit of the Limited Partnership.

       "Distributable Cash" shall mean, with respect to the Limited Partnership's operations at any time, the amount of cash assets on hand at such time less amounts required to be retained out of such cash assets, in the sole judgment of the General Partner, to pay costs, expenses or other obligations whether then accrued or anticipated to accrue in the future.

       "Eligible Investor" shall mean a Person who is an "independent producer" for purposes of the Crude Oil Windfall Profit Tax Act of 1980 and who qualifies for the lower rate of tax on Tier 1 and Tier 2 oil. As of the date hereof, the term "independent producer" means any Person other than a Person who either (i) sells petroleum products, directly or through "related" Persons, through retail outlets, if gross sales of petroleum products exceed $5,000,000 in any calendar year or (ii) refines, in conjunction with "related" Persons, more than 50,000 barrels of crude oil on any day during a calendar year. A "related" Person includes any Person in which a Person has a significant ownership interest (5% or more), or which has such an interest in the Person, or in which a third Person having such an interest in the Person also has an interest.

       "Fiscal Year" shall mean the calendar year.

       "General and Administrative Costs" shall mean all customary and routine legal, accounting, data processing, depreciation (other than depreciation relating to real property), geological, engineering, travel, office rent, telephone, secretarial, employee compensation and



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



benefits, and other items of a general and administrative nature, whether like or unlike the foregoing, and any other incidental expenses reasonably necessary to the conduct of the Limited Partnership's business, and generated by the General Partner or any Affiliate (including the Depositary) other than an Affiliated Program computed on a cost basis, determined by the General Partner in accordance with generally accepted accounting principles and subject to review by an independent public accountant or certified public accountant in connection with the annual audit of the Limited Partnership and its Affiliates. General and Administrative Costs shall not include any Direct Administrative Costs or costs of the NPI Partnership.

       "General Partner" shall mean Geodyne Properties, Inc., a Delaware corporation, acting in such capacity, and any other Person admitted as an additional or substituted General Partner pursuant to the provisions of Article Six of this Agreement.

       "Geodyne Properties" shall mean Geodyne Properties, Inc., a Delaware corporation.

       "Hydrocarbons" shall mean crude oil, natural gas, condensate, natural gas liquids and other liquid or gaseous hydrocarbons.

       "Incapacity" or "Incapacitated" shall mean the adjudication of bankruptcy (except that, in the case of the General Partner, the term "bankruptcy" shall mean only being subject to Chapter 7 of the Federal Bankruptcy Reform Act of
1978),  of  interdiction,  of  incompetence,  or  of  insanity,  or  the  death, dissolution or termination (other than by merger or consolidation under which the surviving entity agrees to assume all of the obligations and responsibilities of the merged or consolidated Person set forth in this Agreement), as the case may be, of any Person.

       "Income" shall mean the gross income of the Limited Partnership or the NPI Partnership (as the context may require) as determined for Federal income tax purposes, including all capital or Code Section 1231 gains (but not losses).

       "Income Program" shall mean any program whose investment objective is to directly acquire, hold, operate, and/or dispose of producing oil and gas properties. An Income Program may acquire any type of ownership interest in a producing property, including but not limited to working interests, royalties, or production payments. A program which spends at last 90% of capital contributions and funds borrowed (excluding offering and organizational expenses) in the above described activities is presumed to be an Income Program.

       "Interest" shall mean the entire ownership interest (which may, either for a Partner's Capital Account or a Partner's interest in Distributable Cash, be expressed as a percentage) of a Partner in the Limited Partnership at any particular time, including the rights and obligations of such Partner under this Agreement and the Act.



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




       "Limited Partner" shall mean the Depositary.

       "Limited Partnership" shall mean the limited partnership continued hereby.

       "Limited Partnership Account" shall mean the bank account or accounts established by the General Partner pursuant to Section 10.3 of this Agreement.

       "Limited Partnership Property" shall mean all interest, property and right of any type owned by the Limited Partnership.

       "Managing   Partner"  shall  mean  Geodyne  Energy  Company,  a  Delaware corporation, in such capacity, and any successor acting in such capacity.

       "Net Profits Interest" shall mean an interest in a Producing Property which entitles the holder thereof to a share of the gross revenues from oil and gas production from the Producing Property less all operating, production, development, transportation, transmission and marketing expenses, severance, sales, ad valorem and excise taxes (including the windfall profit tax) attributable to such production.

       "Notification" shall mean a writing, containing the information required by this Agreement to be communicated to any Person, hand delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to such Person at the last known address of such Person, the date of the certified receipt (or such other evidence of receipt) therefor being deemed the date of the giving of Notification; provided, however, that any written communication containing the information sent or delivered to the Person and actually received by the Person shall constitute Notification for all purposes of this Agreement.

       "NPI Partnership" shall mean the general partnership of which the Limited Partnership shall be a general partner.

       "NPI   Partnership   Agreement"  shall  mean  the  agreement  of  general
partnership under which the NPI Partnership is formed, as amended from time to time.

       "NPI Partnership Well" shall mean any well in which the NPI Partnership has a Royalty or Net Profits Interest.

       "Organization and Offering Costs" shall mean all costs and expenses incurred by the General Partner and its Affiliates in connection with the organization and activation of the Limited Partnership, including, without limitation, the legal, printing, accounting and other direct and indirect costs incurred in connection with preparing, filing and recording of this Agreement, the costs incurred with respect to the registration for offer and sale of the Depositary Units under applicable federal and state securities laws,



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



the wholesale offering and marketing fees and expenses of the Dealer Manager and Geodyne Securities, Inc., a subsidiary of Geodyne Resources which is a registered broker-dealer, and other front--end fees (other than any organization and offering costs as defined in the NPI Partnership Agreement). Organization and Offering Costs shall not include the Commissions paid to the Dealer Manager or reallowed to the Selected Dealers, but shall include fees and expenses (including expense reimbursements) paid to persons in connection with the offering and sale of Depositary Units and issuing Depositary Receipts, including due diligence costs; and, subject to the Dealer Manager's control, sales incentive items, including but not limited to travel bonuses, and awards for account executives participating in the offering and sales incentives and other payments offered to representatives of the Dealer Manager to promote the solicitation of subscriptions.

       "Partner" shall mean the General Partner or any Limited Partner.

       "Person" shall mean any individual, partnership, corporation, trust or other entity.

       "Prior Limited Partnership" shall mean any limited partnership activated prior to the Activation of the Limited Partnership of which depositary units or units of limited partnership interest were offered and sold pursuant to the Prospectus or pursuant to the prospectus prepared for the PaineWebber/Geodyne Energy Income Programs I and II.

       "Producing Property" shall mean any property (or interest in such property) with a well or wells capable of producing Hydrocarbons in commercial quantities or properties unitized with such properties or properties adjacent to such properties which are acquired as an incidental part of the acquisition of such properties. The term also includes well machinery and equipment, gathering systems, storage facilities or processing installations or other equipment and property associated with the production of Hydrocarbons.

       "Profits" and "Losses" shall mean the net income or net losses of the Limited Partnership for federal income tax purposes determined as of the close of the Limited Partnership's Fiscal Year, as well as, when the context requires, any tax-exempt income and nondeductible expenses.

       "Prospectus" shall mean the prospectus pursuant to which the Depositary Units were offered, including all supplements or amendments thereto delivered in such offering, if any.

       "Proved Reserves" shall mean those quantities of Hydrocarbons, which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known Hydrocarbon reservoirs under existing economic and operating conditions. Proved Reserves are limited to those quantities of Hydrocarbons which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods. Depending upon their status of development, such



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



Proved Reserves shall be subdivided into the following classifications and have the following definitions:

             (a) "Proved Developed Reserves" shall mean Proved Reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification shall include:

                   (1) "Proved  Developed  Producing  Reserves" which are Proved
             Developed Reserves which are expected to be produced from existing wells; and

                   (2) "Proved Developed Non-Producing Reserves" which are Proved Developed Reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future, where the cost of making Hydrocarbons available for production should be relatively small compared to the cost of a new well.

             Additional Hydrocarbons expected to be obtained through the application of improved recovery techniques are included as "Proved Developed Reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production responses that increased recovery will be achieved.

             (b) "Proved Undeveloped Reserves" shall mean all reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Such reserves on undrilled acreage are limited to those drilling units offsetting productive units which are reasonably certain of production when drilled; provided that proved reserves for other undrilled units can be claimed where it can be demonstrated with certainty, based on accepted geological, geophysical and engineering studies and data, that there is continuity of production from an existing productive formation. No estimates for Proved Undeveloped Reserves are attributable to any acreage for which improved recovery is contemplated, unless the techniques to be employed have been proved effective by actual tests in the same area and reservoir.

       "Remove", "Removed" or "Removal" shall mean, with reference to the removal of the General Partner, the termination of the management powers, duties and responsibilities of the General Partner pursuant to Sections 6.3 and 6.5 of this Agreement and the removal of the General Partner as a Partner.

       "Royalty" shall mean an interest, including an overriding royalty, in gross production or the proceeds therefrom which does not require the owner thereof to bear any of the cost of production, development, operation or maintenance.



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




       "Sale" shall mean any event or transaction that is, for federal income tax purposes, considered a sale, exchange or abandonment by the Limited Partnership of any Limited Partnership Property.

       "Selected Dealer" shall mean a member in good standing of the National Association of Securities Dealers, Inc. which has been selected by the Dealer Manager to offer and sell the Depositary Units.

       "Sponsor" shall mean any person directly or indirectly instrumental in organizing a program or any person who will manage or participate in the management of a program, including the general partner(s) and any other person who regularly performs or selects the person who performs 25% of more of the exploratory, developmental or producing activities of the program, or segment thereof. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Depositary Units but does include Affiliates of the Sponsor.

       "State" shall mean the State of Oklahoma.

       "Subscription Agreement" shall mean the Subscription Agreement in the form attached to the Prospectus as Exhibit C.

       "Subsequent Limited Partnership" shall mean any limited partnership activated after the Activation of the Limited Partnership of which Depositary Units are offered and sold pursuant to the Prospectus.

       "Substituted Limited Partner" shall mean any Person admitted to the Limited Partnership as a Partner pursuant to Section 7.3 or Sections 8.1 and 8.2 of this Agreement.

       "Unit Holders" shall mean any Person who holds Depositary Receipts in accordance with Section 7.1 or Section 8.3 hereof as reflected in the records of the Partnership and the Depositary.

       "Unit Holders' Subscription" shall mean the aggregate dollar amount initially subscribed for by Persons to acquire the Depositary Units.

       "Working Interest" shall mean the interest (whether held directly or indirectly) in a lease (as defined in the NPI Partnership Agreement) which is subject to some portion of the expense of production, development, operation or maintenance.



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                                   ARTICLE TWO

       Continuation; Name, Place of Business and Office; Term

       Section 2.1. Continuation

       The parties hereto hereby continue the limited partnership heretofore formed pursuant to the Act, and the rights and liabilities of the Partners shall be as provided in the Act, except as otherwise expressly provided in this Agreement.

       Section 2.2.  Name, Place of Business and Office, Agent

       The Limited Partnership shall be conducted under the name PaineWebber/Geodyne Institutional/Pension Energy Income Limited Partnership P-5. The business of the Limited Partnership may, however, be conducted under any other name deemed necessary or desirable by the General Partner in order to comply with applicable laws. The office and principal place of business of the Limited Partnership shall be c/o Geodyne Properties, Inc., 320 South Boston Avenue, The Mezzanine, Tulsa, Oklahoma 74103-3708. The registered agent of the Limited Partnership shall be Geodyne Properties, Inc., 320 South Boston, The Mezzanine, Tulsa, Oklahoma 74103-3708. The General Partner may change the principal place of business and the location of such office and may establish such additional offices as they deem advisable from time to time; provided, however, that in the event the principal place of business of the Limited Partnership shall be changed, the General Partner shall provide Notification thereof to the Unit Holders. The General Partner shall not be obligated to provide a copy of the Certificate of Limited Partnership as filed with the Oklahoma Secretary of State to the Limited Partner or Unit Holders.


       Section 2.3.  Purpose

       The business and purpose of the Limited Partnership shall be to become a general partner in the NPI Partnership. Such business and purpose shall include the doing of any and all things incident thereto or connected therewith, including the carrying on of the business of the NPI Partnership in the event of its termination if it is determined by the General Partner to be in the best interests of the Unit Holders. The Limited Partnership shall not engage in any other business or activity.

       Section 2.4  Term

       The Limited Partnership shall continue in force and effect until December 31, 2005, provided that the General Partner shall extend the term of the Limited Partnership for up to five periods of two years each in the event that the NPI Partnership's term has been so extended, or until dissolution prior thereto pursuant to the provisions hereof.



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                                  ARTICLE THREE

                              Partners and Capital

       Section 3.1.  General Partner

       A. The name, address and Capital Contribution of the General Partner are set forth in Schedule A attached hereto and are incorporated herein.

       B. The General Partner shall not be required to contribute funds to the Limited Partnership to pay for Limited Partnership costs allocated to it except to the extent necessary to pay costs referred to in Section 5.2B and any amounts required to satisfy its obligations under Section 9.2.

       Section 3.2.  Limited Partner

       A. The name, address and Capital Contribution of the Depositary as Limited Partner are set forth in Schedule A hereto and are incorporated herein.

       B. Neither the Depositary nor any Unit Holder shall be required to make any additional capital contribution to the Limited Partnership.

       C. The Depositary shall engage in no business activity and shall incur no liabilities other than acting as Depositary for the Limited Partnership or any other limited partnership in which depositary units evidencing assignments of limited partnership interests are offered by the Prospectus. The Depositary shall not amend its Certificate of Incorporation or By-laws without the prior Consent of the Limited Partnership.


       Section 3.3.  Certain Returns of Capital

       Any portion of the capital contribution of the Limited Partnership to the NPI Partnership which is distributed to the Limited Partnership pursuant to
Section 3.4 of the NPI Partnership Agreement shall be distributed promptly to the Unit Holders in proportion to the Depositary Units held by them as a return of part of their Subscription. In addition, the General Partner shall contribute cash to the Limited Partnership (with respect to which its Capital Account will be credited) in an amount equal to the amounts paid to the General Partner or its Affiliates from the Unit Holders' Subscriptions in respect of Commissions and Organization and Offering Costs attributable (on a proportionate basis) to the amount of the unexpended Unit Holders' Subscriptions so refunded, which cash shall be refunded pro rata to the Limited Partners (except that cash representing refunded Commissions and amounts charged as Organization and Offering Costs shall be distributed to each Unit Holder in proportion to the manner in which Commissions and Organization and Offering Costs attributable to his subscription were payable) together with the unexpended Unit Holders' Subscriptions.



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




       Section 3.4.  Limited Partnership Capital

       A. No Partner shall be paid interest on any Capital Contribution to the Limited Partnership or on such Partner's Capital Account, notwithstanding any disproportion therein as between Partners.

       B. Except as provided in Sections 3.2, 3.3, 6.1 and 9.2 of this Agreement, no Partner or Unit Holder shall have the right to withdraw or receive any return of the Capital Contribution. Under circumstances involving a return of any Capital Contribution, no Limited Partner or Unit Holder shall have priority over any other Limited Partner nor shall any Partner or Unit Holder have the right to receive any property other than cash, except as may otherwise be provided in Sections 6.4 and 9.2A of this Agreement.

       C. Any  provision  herein to the  contrary  notwithstanding,  no  Limited
Partner or Unit Holder should have an obligation to restore a deficit balance that may exist in its Capital Account following the winding up of the Limited Partnership's business.

       Section 3.5.  Application of Capital Contributions

       A. The General Partner shall deposit in the Limited Partnership Account the Capital Contributions attributable to the Limited Partner and shall apply such Capital Contributions to (i) pay to the General Partner an amount equal to 3.5% of the Unit Holders' Subscriptions in consideration of the General Partner's payment of Organization and Offering Costs, less the amounts of any reduced charges for such costs allowed by the General Partner, (ii) pay Commissions, (iii) establish a reasonable reserve for working capital and payment of the Unit Holders' allocable share of Direct Administrative Costs, and
(iv) contribute the balance of the Partners' Capital Contributions to the NPI Partnership in exchange for the Limited Partnership's interest therein.

       Section 3.6.  Liability of Partners and Unit Holders

       A. Except as provided in the Act, neither the Depositary nor the Unit Holders shall be personally liable for any debts, liabilities, contracts or obligations of the Limited Partnership. To the extent that any distribution pursuant to Sections 5.1 or 9.2 is deemed to constitute a return of capital under the Act, the General Partner shall not seek to recover any distribution unless the General Partner has applied all other available Limited Partnership assets to the payment of liabilities of the Limited Partnership and the liabilities of the Limited Partnership, other than to Partners, have not been fully paid, satisfied, assumed or discharged. In no event shall the Depositary or any Unit Holder be obligated to make any contribution to the Limited Partnership for any purpose whatsoever other than Capital Contributions of the Depositary representing the proceeds of the offering of Depositary Units.

       B. Geodyne Properties and any General Partner subsequently admitted to the Limited Partnership agrees that it shall remain generally liable for any obligation or recourse liability of the Limited Partnership incurred during the period in which it is a General Partner and to the extent the Limited Partnership has incurred personal liability.

                                  ARTICLE FOUR
                                   Management


       Section 4.1.   Management and Control of the Limited Partnership

       A. The General Partner, within the authority granted to it under and in accordance with the provisions of this Agreement, shall have the full and exclusive right to manage and control the business and affairs of the Limited Partnership and to make all decisions regarding the business of the Limited
Partnership and shall have all of the rights, powers and obligations of a general partner of a limited partnership under the laws of the State.

       B. Neither the Depositary or any Unit Holder, as such, shall participate in the management of or have any control over the Limited Partnership's business nor shall the Depositary or any Unit Holder, as such, have the power to represent, act for, sign for or bind the General Partner or the Limited Partnership. The Depositary and the Unit Holders hereby consent to the exercise by the General Partner of the powers conferred on it by this Agreement.

       Section 4.2.  Powers of the General Partner

       A. In addition to any other rights and powers which the General Partner may possess under this Agreement and the Act, the General Partner shall have the power, except and subject to the extent otherwise provided or limited in this
Agreement:

             (i) to contribute the balance (after payment and retention of the amounts set forth in Section 3.5) of all Capital Contributions to the NPI Partnership as required by the Limited Partnership's interest therein, and to execute the NPI Partnership Agreement (including any amendment and restatement thereof) on behalf of the Limited Partnership;

             (ii) if the NPI Partnership is dissolved, to enter into all transactions contemplated by the NPI Partnership Agreement, subject to the limitations and provisions contained therein, notwithstanding anything to the contrary contained herein;

             (iii)  to   maintain   the  books  and  records  of  the  Limited
       Partnership in accordance with the provisions of Section 10.1;

             (iv) subject to Sections 4.5D, 4.5E and 4.5F, to consent to certain actions on behalf of the Limited Partnership pursuant to the NPI Partnership Agreement;

             (v) to engage in any kind of activity and execute, perform and carry out contracts, agreements and other documents of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Limited Partnership; and

             (vi) to perform all duties imposed by Sections 6221 through 6232 of the Code on the General Partner as "tax matters partner" of the Limited Partnership, including (but not limited to) the following: (a) the power to conduct all audits and other administrative proceedings (including windfall profits tax audits) with respect to Limited Partnership tax items; (b) the power to extend the statute of limitations for all Partners and Unit Holders with respect to Limited Partnership tax items;
       (c) the power to file a petition with an appropriate federal court for review of a final Limited Partnership administrative adjustment; and (d) the power to enter into a settlement with the Internal Revenue Service on behalf of, and binding upon, the Depositary and those Unit Holders having less than a 1% interest in Profits unless the Depositary or Unit Holder notifies the Internal Revenue Service and the General Partner that the General Partner may not act on its behalf.

       B. No person, firm or corporation dealing with the Limited Partnership shall be required to inquire into the authority of the General Partner to take or refrain from taking any action or make or refrain from making any decision, but any person so inquiring shall be entitled to rely upon a certificate of the General Partner as to its due authorization.

       Section 4.3.  Prohibited Transactions

        Notwithstanding any other provision of this Agreement to the contrary, the following transactions are expressly prohibited:

             (i) the Limited Partnership shall not make any loans to the General Partner or any Affiliate;

             (ii) except as expressly contemplated hereby, no agent, attorney, accountant or other independent consultant or contractor who is also employed on a full-time basis by the General Partner or any Affiliate shall be compensated by the Limited Partnership for his services;

             (iii) there shall be no commingling of Limited Partnership funds with funds of any other entity;

             (iv) the Limited Partnership shall not make any advance payment to the General Partner or its Affiliates; and

             (v) no creditor who makes a nonrecourse loan to the Limited Partnership may have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Limited Partnership other than as a secured creditor.

       Section 4.4.  Other Agreements of the General Partner

       A. Anything in this Agreement to the contrary notwithstanding, it is agreed that:

             (i) the General Partner and its Affiliates shall not take any action with respect to the assets or property of the Limited Partnership which does not benefit primarily the Limited Partnership, including the utilization of Limited Partnership funds as compensating balances for the benefit of the General Partner or its Affiliates;

             (ii) neither the General Partner nor any Affiliate shall render to the Limited Partnership any services nor sell or lease to the Limited Partnership any equipment or supplies unless:

                   (a) the General Partner or Affiliate is engaged, independently of the Limited Partnership, in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other Persons in the industry in addition to drilling and income programs in which they have an interest;

                   (b) the compensation, price or rental therefor is competitive with the compensation, price or rental of other Persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Limited Partnership; and

                   (c) provided that, if the General Partner or Affiliate is not engaged in a business within the meaning of subdivision (a), then such compensation, price or rental shall be the cost of such services, equipment or supplies to the General Partner or Affiliate or the competitive rate which could be obtained in the area, whichever is less.

       B. In the event the Limited Partnership acquires a direct interest in a Producing Property, the General Partner shall be subject to the same limitations imposed upon the Managing Partner set forth in Section 4.3C of the NPI Partnership Agreement.

       Section 4.5.  Restrictions on the Authority of the General Partner

       A. The General Partner shall not have the authority to:

             (i) do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Limited Partnership;

             (ii)  confess a judgment against the Limited Partnership;

             (iii) possess Limited Partnership Property or assign, pledge or hypothecate rights in specific Limited Partnership Property for other than a Limited Partnership purpose;

             (iv) admit a Person as a General Partner or a Limited Partner except as otherwise provided herein; or

             (v) perform any act which would result in loss of the Depositary's status as a limited partner under the Act or the laws of the State or the loss of limited liability under the laws of any other jurisdiction in which the Limited Partnership is doing business, or would subject it or any Unit Holder to liability as a general partner in any jurisdiction including use of the Depositary's or any Unit Holder's name in conducting the business of the Limited Partnership.

       B. The General Partner shall not lease, sell, abandon or otherwise dispose of any assets of the Limited Partnership to the General Partner or to any of its Affiliates; provided, however, that if the Limited Partnership should own any inventory or other materials which is used tangible property or equipment used in production or transportation of Hydrocarbons (but excluding Hydrocarbons), such inventory or materials may be transferred to the General Partner or any of its Affiliates at the applicable rates set forth in the standard form of accounting procedure then recommended by the Council of Petroleum Accountants Societies of North America.

       C. Without the consent of the Depositary, which shall be given upon receipt of the Consent of Unit Holders owning more than 50% of the outstanding Depositary Units, the General Partner shall not have the authority to:

             (i) lease, sell, or otherwise dispose of at any one time all or substantially all of the assets of the Limited Partnership other than in the ordinary course of business;

             (ii)  elect to dissolve and wind up the Limited Partnership; or

             (iii) except as set forth in Article Eleven, adopt any amendment to this Agreement.

       D. The General Partner shall not cause the Limited Partnership to consent to, or join in, any amendment, or modification of, or supplement to, or waiver of the terms of, the NPI Partnership Agreement unless: (i) in the judgment of the General Partner such amendment, modification, supplement or waiver would not materially adversely affect the Limited Partnership's rights under the then existing NPI Partnership Agreement or such amendment, modification, supplement, or waiver is in the best interests of the Unit Holders; or (ii) if the conditions of Section 12.3 are satisfied, the Consent of the Depositary is obtained, which shall he given if the Consent of Unit Holders owning more than 50% of the outstanding Depositary Units is obtained. If the conditions of
Section 12.3 are satisfied, the General Partner shall propose any amendment to the NPI Partnership Agreement on behalf of the Limited Partnership which is proposed by Unit Holders owning at least 10% of the outstanding Depositary Units.

       E. Unless the conditions of Section 12.3 are satisfied and the Consent of the Depositary is obtained, which shall be given if the Consent of Unit Holders owning more than 50% of the outstanding Depositary Units is obtained, the General Partner shall not have the authority to consent on behalf of the Limited Partnership to the:

             (i) lease, sale or other disposition at any one time of all or substantially all of the assets of the NPI Partnership; or

             (ii)  dissolution and winding up of the NPI Partnership.

       F. Unless the conditions of Section 12.3 are satisfied and the Consent of the Depositary is obtained, which shall be given if the Consent of Unit Holders owning more than 50% of the outstanding Depositary Units is obtained, the General Partner shall not have the authority to cause the Limited Partnership to
(i) remove the Managing Partner, or (ii) appoint a successor Managing Partner pursuant to Sections 6.2 and 6.3 of the NPI Partnership Agreement.

       Section 4.6.   Duties and Obligations of the General Partner

       The General Partner shall:

       (i) use its best efforts to take all actions that may be necessary or appropriate for the continuation of the Limited Partnership's valid existence as a limited partnership or partnership in commendam under the laws of the State and the laws of any other jurisdiction in which the Limited Partnership is doing business, and for the acquisition and holding, in accordance with the provisions of this Agreement and applicable laws and regulations, of the interest of the Limited Partnership in the NPI Partnership;

       (ii) devote to the Limited Partnership the time that it shall deem to be necessary to conduct the Limited Partnership's business and affairs in the best interests of the Limited Partnership;

       (iii) be under a fiduciary duty and obligation to conduct the affairs of the Limited Partnership in the best interests of the Limited Partnership, including the safekeeping and use of all Limited Partnership funds and assets (whether or not in the immediate possession or control of the General Partner) and the use thereof for the benefit of the Limited Partnership;

       (iv) at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Limited Partnership and in resolving conflicts of interest;

       (v) use its best efforts at all times to maintain its aggregate net worth at a level that is sufficient to meet all present and future requirements set by statute, Treasury Regulations, the Internal Revenue Service or the courts to ensure that the Limited Partnership will not fail to be classified for Federal income tax purposes as a partnership, rather than as an association taxable as a corporation, on account of the net worth of the General Partner;

       (vi) prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state or local tax returns required to be filed by the Limited Partnership;

       (vii) cause the Limited Partnership to pay any taxes payable by the Limited Partnership;

       (viii) use its best efforts to cause the Limited Partnership to be formed, reformed, qualified to do business, or registered under any applicable assumed or fictitious name statute or similar law in any state in which the Limited Partnership then owns property or transacts business, if such formation, reformation, qualification or registration is necessary or advisable in its counsel's opinion to protect the limited liability of the Depositary and the Unit Holders or to permit the Limited Partnership lawfully to own property or transact business;

       (ix) from time to time, prepare and file all amendments to this Agreement and other similar documents that are required by law to be filed and recorded for any reason, in the office or offices that are required under the laws of the State or any other state in which the Limited Partnership is then formed or qualified:

       (x) do all other acts and things (including making publications or periodic filings of this Agreement or amendments hereto or other similar documents without the necessity of mailing or delivering copies of them to each Unit Holder) that may now or hereafter be deemed by the General Partner to be necessary,

             (a)   for  the  perfection  and  continued   maintenance  of  the
       Limited Partnership as a limited partnership under the laws of the State,

             (b) to protect the limited liability of the Depositary and the Unit Holders under the laws of the State and other jurisdictions in which the Limited Partnership is doing business, and

             (c) to cause this Agreement, certificates or other documents to reflect accurately the agreement of the Partners and the Unit Holders, the identity of the Depositary as the Limited Partner and the amount of its Capital Contribution made by the Depositary on behalf of the Unit Holders;

       (xi) monitor the activities of the NPI Partnership and keep the Unit Holders informed of them in the manner provided in this Agreement;

       (xii) from time to time submit to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator; and

       (xiii) inform each Unit Holder of all administrative and judicial proceedings for an adjustment at the Limited Partnership or NPI Partnership level for partnership tax items and forward to each Unit Holder within 30 days of receipt all notices received from the Internal Revenue Service regarding the commencement of a partnership level audit or a final partnership administrative adjustment, and to perform all other duties imposed by Sections 6221 through 6232 of the Code on Geodyne Properties as "tax matters partner" of the Limited Partnership, including (but not limited to) the following: (a) the power to conduct all audits and other administrative proceedings (including windfall profit tax audits) with respect to Limited Partnership tax items; (b) the power to extend the statute of limitations for all Partners with respect to Limited Partnership tax items; and (c) the power to file a petition with an appropriate federal court for review of a final partnership administrative adjustment.

       Section 4.7.  Compensation      of the General Partner

       A. Except as provided in Articles Four and Five, the General Partner shall not, either in its capacity as General Partner or in its individual capacity, receive any salary, fees or profits from the Limited Partnership.

       B. In consideration of its payment of Organization and Offering Costs, the General Partner shall be paid by the Limited Partnership an amount equal to 3.5% of the Unit Holders' Subscriptions upon Activation of the Limited Partnership. The General Partner shall be reimbursed by the Limited Partnership for General and Administrative Costs and Direct Administrative Costs incurred by it on behalf of the Limited Partnership. The amount of General and Administrative Costs allocable to the accounts of the Unit Holders for which the General Partner will be reimbursed by the Limited Partnership and the Managing Partner by the NPI Partnership will not (i) in the first 12 months following Activation of the Limited Partnership, exceed an amount equal to 2.5% of the Unit Holders' Subscription, and (ii) in any succeeding 12 month period, exceed an amount equal to 1% of the Unit Holders' Subscriptions.

       All General and Administrative costs allocable to the accounts of the Unit Holders will be paid solely out of cash generated from Limited Partnership Income otherwise distributable to the Unit Holders. To the extent that Income is insufficient to generate cash sufficient to pay such General and Administrative Costs in the period in which they are incurred or accrued or if the General Partner, in its sole discretion, elects to defer payment of such General and Administrative Costs (and not charge interest thereon during such deferred period), and in either case the amounts actually reimbursed by the Limited Partnership do not exceed the forgoing limitations, such unreimbursed General and Administrative Costs may be carried forward and paid out of cash generated from Limited Partnership Income otherwise available in the future for distribution to the Unit Holders or increase the maximum amount of reimbursable General and Administrative Costs for any other period. The General Partner shall be paid any excess of interest income over the costs incurred in connection with the maintenance of the reinvestment account referred to in Section 5.1(B)(i).

       Section 4.8.  Contracts with the General Partner and Affiliates

        All services provided to the Limited Partnership by the General Partner or any Affiliate for which it is compensated shall be embodied in a written contract precisely setting forth the services to be rendered and the compensation to be paid. Each such contract, other than this Agreement and the NPI Partnership Agreement, shall contain a provision which shall permit termination of the contract by the Limited Partnership without penalty on 30 days' prior written notice.

       Section 4.9.  Other Operations

        The General Partner and its Affiliates shall at all times be free to engage in all aspects of the oil, gas and natural resources business for their own accounts and for the accounts of others. Without limiting the generality of the foregoing, the General Partner and its Affiliates shall have the right to organize and operate other partnerships, joint ventures or other oil and gas investment programs similar to the Limited Partnership or the NPI Partnership.

       Section   4.10.   Prosecution,   Defense  and   Settlement  of  Claims;
Indemnification

       A. The General Partner shall arrange to prosecute, defend, settle or compromise actions at law or in equity at the expense of the Limited Partnership as may be necessary to enforce or protect the interests of the Limited Partnership. The General Partner shall satisfy any judgment, decree, decision or settlement, first, out of any insurance proceeds available therefor, next, out of the Limited Partnership assets and income, and, finally, out of the assets of the General Partner.

       B. The General Partner and its Affiliates shall have no liability to the Limited Partnership or to any Unit Holders for any loss suffered by the Limited Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner and its Affiliates, in good faith, determined that such course of conduct was in the best interests of the Limited Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates. The General Partner and its Affiliates shall be indemnified by the Limited Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Limited Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partner or its Affiliates. Any indemnification under this Section 4.10 shall be satisfied solely out of the assets and Income of the Limited Partnership and no Unit Holder or Limited Partner shall have any liability therefor.

       C. Notwithstanding the above, the General Partner and its Affiliates and any Person acting as a broker-dealer shall not be indemnified for liabilities arising under federal and state securities laws unless (i) there has been a successful adjudication on the merits of each count involving securities law violations and the court approves such indemnification and the litigation costs thereof; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction and the court approves such indemnification and the litigation costs thereof. In any such case, the General Partner shall apprise the court of the current published positions, if any, of the federal, Massachusetts State Securities Administrator and other applicable state securities administrators regarding indemnification of program sponsors prior to obtaining court approval of any such indemnification.

       D. The Limited Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is herein prohibited from being indemnified.

       E. For purposes of this Section 4.10, the term Affiliates shall include only those Affiliates, as defined in Article I, performing services on behalf of the Limited Partnership.

       Section 4.11.  Dealer Manager

        The Dealer Manager shall have no duties, responsibilities or obligations to the Limited Partnership, the General Partner or any Limited Partner as a consequence of its right to receive Commissions, except to the extent provided under the Securities Act of 1933, as amended. The Dealer Manager has not assumed, and will not assume, any responsibility with respect to the Limited Partnership nor will it be permitted by the General Partner to assume any duties, responsibilities or obligations regarding the management, operations or any of the business affairs of the Limited Partnership subsequent to the date on which the Limited Partnership is Activated.

                                  ARTICLE FIVE

                       Distributions, Fees and Allocations

       Section 5.1.  Distributions of Limited Partnership Funds

       A. The Distributable Cash of the Limited Partnership shall be distributed simultaneously to the Unit Holders for the account of the Depositary (either directly to such Unit Holders or as they shall direct by their notice to the General Partner pursuant to the reinvestment option set forth in Section 5.lB) and the General Partner promptly upon receipt of cash distributions from the NPI Partnership. Subject to Section 9.2B, Distributable Cash shall be distributed 99% to the Depositary (on behalf of the Unit Holders as a class) and 1% to the General Partner except that (i) any Distributable Cash attributable to the receipt by the NPI Partnership of investment income (as defined in the NPI Partnership Agreement) shall be distributed 100% to the Depositary (on behalf of the Unit Holders as a class) and, (ii) any Distributable Cash which is attributable to a return pursuant to Section 3.3 shall be distributed entirely to those Persons (other than corporate affiliates of Geodyne Resources, Inc. or the Dealer Manager or any purchasers of Depositary Units therefrom with respect to the distribution of cash contributed by the Managing Partner to the NPI Partnership pursuant to Section 3.4 of the NPI Partnership Agreement or to the Limited Partnership by the General Partner pursuant to Section 3.4 of this Agreement) who are, at the time of the distribution, Unit Holders. Distributions to the Unit Holders shall be allocated to each Unit Holder pursuant to Section
5.3. All distributions of Distributable Cash shall reduce dollar-for-dollar the balances of the Partners' and Unit Holders' Capital Accounts.

       B.

             (i) Prior to the first cash distribution by the Limited Partnership, each Unit Holder will be given an opportunity to elect to have all or a portion of such Unit Holder's cash distributions (1) paid directly to the Unit Holder in cash, or (2) held in a reinvestment account established for Unit Holders of the Limited Partnership, any Prior Limited Partnerships and any Subsequent Limited Partnership, pending the reinvestment of such cash distributions in a minimum amount of $100 (with reinvestment in excess of such minimum being permitted in whole increments of $100) in Depositary Units of any Subsequent Limited Partnership. After receipt of the Prospectus with respect to any Subsequent Limited Partnership, each Unit Holder may revoke such Unit Holder's prior election to have such Unit Holder's cash distributions held in the reinvestment account invested in Depositary Units of the Subsequent Limited Partnership. Such revocation shall be made by the Unit Holder's delivery to the Limited Partnership of a written notice of revocation. On or before 30 days prior to the reinvestment of a Unit Holder's cash distributions in a Subsequent Limited Partnership, the General Partner shall provide each Unit Holder who has previously elected to have cash distributions from the Limited Partnership reinvested in Depositary Units of a Subsequent Limited Partnership, and who has $100 or more held in the reinvestment account on such Unit Holder's behalf, a form for the Unit Holder to provide the Limited Partnership such written notice of revocation. The cash distributions of a Unit Holder held in the reinvestment account shall at all times be the property of the Unit Holder, and the Unit Holder may withdraw such cash distributions held in the reinvestment account on such Unit Holder's behalf upon thirty days' prior written notice to the Limited Partnership. No interest shall be payable to Unit Holders on the amount of their cash distributions held in such reinvestment account; provided, however, that the General Partner shall hold the Unit Holders harmless against any losses sustained therein and the General Partner shall deposit into the reinvestment account an amount equal to any loss suffered by a Unit Holder prior to the earlier of the time the Unit Holder withdraws the Unit Holder's share or an investment in a Subsequent Limited Partnership is made on behalf of the Unit Holder. Prior to investment in Depositary Units of a Subsequent Limited Partnership or distribution of such funds, monies held in the reinvestment account may be invested in investments permitted under
      Section 10.3 of this Agreement. Any costs and interest income attributable to the maintenance of the reinvestment account shall be paid or credited, as the case may be, to the General Partner.

            (ii) Cash distributions held in the reinvestment account on behalf of a Unit Holder will be delivered to such Unit Holder, and no investment in a Subsequent Limited Partnership will be made on such Unit Holder's behalf, upon (1) a decision by the General Partner not to offer, or continue the offering of, Depositary Units of a Subsequent Limited Partnership, (2) a decision by such Unit Holder not to invest in a Subsequent Limited Partnership, or (3) such cash distributions have not been invested in a Subsequent Limited Partnership within 180 days of the date such distributions were initially deposited in the reinvestment accounts. Subject to the Limited Partnership's receipt of a Unit Holder's written notice of revocation or withdrawal referred to in Section 5.1B(i), amounts held in the reinvestment account on behalf of a Unit Holder which are not reinvested in a Subsequent Limited Partnership (either because such amount is less than $100 or is in excess of a whole increment of $100) shall remain in such reinvestment account.

            (iii) A Unit Holder's cash distribution will be reinvested in Depositary Units of a Subsequent Limited Partnership only if a registration statement covering interests in the Subsequent Limited Partnership is in effect under the Securities Act of 1933, the offering of Depositary Units is qualified for sale under the applicable state securities laws and the Unit Holder meets the appropriate suitability standards. The General Partner may terminate its offering of Depositary Units in a Subsequent Limited Partnership at any time and will have no obligation to continue to offer Depositary Units or to permit reinvestment of

      Distributable Cash therein. In the event the General Partner or its Affiliates offer limited partnerships other than the Subsequent Limited Partnerships and provide Unit Holders the opportunity to reinvest cash distributions from the Limited Partnership in such Depositary Units of limited partnerships, the terms and conditions of such reinvestment shall be determined by the General Partner or its Affiliates in its discretion (which may differ from the terms and conditions of reinvestment in Depositary Units of Subsequent Limited Partnerships provided herein).

       Section  5.2.  Allocation  of  Income,   Gain,  Loss,  Cost,  Deduction
and Credit

       A. Each item of Income, gain, loss, cost, deduction and credit of the Limited Partnership shall be determined and allocated with respect to each Fiscal Year of the Limited Partnership on or before March 15 of each year.

       B. Direct Administrative Costs and General and Administrative Costs directly incurred by the Limited Partnership shall be allocated to, and borne by, the Partners in the same amounts and proportions as they would be if such costs were incurred or borne by only the NPI Partnership.

       C. Except as set forth in Sections 5.2B, 5.2F and 5.2G, each item of Income, gain, loss, cost, deduction and credit of the Limited Partnership shall be allocated between the Partners and credited to or charged against their Capital Accounts in the following ratio:

       Depositary (on behalf of
       the Unit Holders as a class)  99%
       Geodyne Properties                    1%

       D. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, the interest of the General Partner in each material item of Partnership Income, gain, loss, deduction or credit shall be equal to at least one percent of each such item at all times during the existence of the Partnership. In determining the General Partner's interest in such items for the purpose of this Section 5.2D, Depositary Units or units of limited partnership interest owned by the General Partner shall not be taken into account.

       E. Notwithstanding any other provision of this Agreement, if, under any provision of this Agreement, the Capital Account of any Partner or Unit Holder is adjusted to reflect the difference between the basis to the Limited Partnership of Limited Partnership Property and such Limited Partnership
Property's fair market value, then all items of Income, gain, loss, and deduction with respect to such Limited Partnership Property shall be allocated among the Partners and Unit Holders so as to take account of the variation between the basis of such Limited Partnership Property and its fair market value at the time of the adjustment to such Partner's Capital Account in accordance with the requirements of subsection 704(c) of the Code, or in the same manner as provided under subsection 704(c) of the Code.


       F. Notwithstanding anything to the contrary stated herein,

             (i) There shall be allocated to the General Partner any item of loss, deduction, credit or allowance that, but for this Section 5.2F, would have been allocated to a Unit Holder thereby causing or increasing a deficit balance in such Unit Holder's Capital Account as of the end of the Limited Partnership's taxable year to which such allocation related (after taking into consideration the provisions of Section 5.3D(v));

             (ii) Any Unit Holder who unexpectedly receives an adjustment, allocation or distribution specified in Section 5.3D(v) hereof shall be allocated items of Income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible; and

             (iii) In the event any allocations of loss, deduction, credit or allowance are made to the General Partner pursuant to clause (i) of this
       Section 5.2F, the General Partner shall be subsequently allocated all items of Income and gain until the aggregate amount of such allocations of Income and gain is equal to the aggregate amount of any such allocations of loss, deduction, credit or allowance allocated to the General Partner pursuant to clause (i) of this Section 5.2F.

       G. Commissions and Organizational and Offering Costs shall be allocated 1% to the General Partner and 99% to the Depositary (on behalf of the Unit Holders as a class), and will be allocated and charged among the Unit Holders as follows: (i) to the extent necessary, to each Unit Holder in an amount sufficient to cause all of the Unit Holders' Capital Account balances to be in the ratio of the Depositary Units owned by the Unit Holders, and (ii) any remaining amount pursuant to Section 5.3.

       Section 5.3. Determinations of Allocations and Distributions Among Unit Holders

       A. Except as set forth in Section 5.lA, each item of Income, gain, loss, cost, deduction or credit allocated to the Unit Holders, as a class, shall be allocated to each Unit Holder in the ratio that (i) the number of Depositary Units held of record by each Unit Holder as of the first day of each month during the period ("Record Date") bears to (ii) the aggregate number of Depositary Units outstanding on each such monthly Record Date. Distributions of Distributable Cash for a calendar quarter will be made to Unit Holders of record on the first day of such calendar quarter in the ratio which (i) the number of Depositary Units owned of record by each Unit Holder on such record date bears to (ii) the aggregate number of Depositary Units outstanding on such record date. Unless otherwise designated by the

General Partner, the record date for distributions of Distributable Cash will be the last day of the calendar quarter to which such distributions are attributable. Each distribution in respect of Depositary Units shall be paid by the Limited Partnership only to the Persons who are record holders of Depositary Units as of the first day of the calendar quarter for which such distribution is being made. Such payment shall constitute full payment and satisfaction of the Limited Partnership's liability in respect of such payment regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

       B. The Limited Partnership's share of the NPI Partnership's adjusted basis in each of its Net Profits Interests and Royalties (allocated pursuant to the Managing Partner's and the Limited Partnership's interests in NPI Partnership capital at the date of acquisition of the respective Producing Properties) shall be allocated pursuant to Section 613A(c)(7)(D) of the Code among the Unit Holders and Partners in proportion to the interest of each in the Limited Partnership capital ultimately used to acquire that property.

       C. All items of Income, gain, loss, expense deduction and credit and all recapture of such deductions and credits shall be allocated and charged or credited to the Partners and Unit Holders in the same manner that the revenues, costs or expenses giving rise to such items of Income, gain, loss, deduction and credit are allocated and charged. Federal income tax deductions for cost or percentage depletion with respect to any Net Profits Interest or Royalty shall be determined at the Partner or Unit Holder level and shall be determined in the case of percentage depletion on the same basis that Income from the Net Profits Interest or Royalty is allocated.

       D. Capital Accounts shall be established and maintained for each Partner and Unit Holder in accordance with tax accounting principles and with valid regulations issued by the U.S. Treasury Department under subsection 704(b) of the Code (the "704 Regulations"). To the extent that tax accounting principles and the 704 Regulations may conflict, the latter shall control. In connection with the establishment and maintenance of such Capital Accounts, the following provisions shall apply:

             (i) Each Partner's or Unit Holder's Capital Account shall be (a) increased by the amount of cash contributed by or on behalf of such Partner or Unit Holder, the fair market value of property contributed by it or on its behalf to the Limited Partnership (net of liabilities securing such contributed property that the Limited Partnership is considered to assume or take subject to under section 752 of the Code) and allocations to it of Income and gain (except to the extent such Income or gain has previously been reflected in its Capital Account by adjustments thereto) and (b) decreased by the amount of Distributable Cash distributed to it, the fair market value of property distributed to it by the Limited Partnership (net of liabilities securing such distributed property that such Partner or Unit Holder is considered to assume or take subject to under section 752 of the Code) and allocations to it of Limited Partnership loss, deduction (except to the extent such loss or deduction has previously been reflected in its Capital Account by adjustments thereto) and expenditures described in Section 705(a)(2)(B) of the Code.

            (ii) In the event Limited Partnership Property is distributed to a Partner or Unit Holder, then, before the Capital Account of such Partner or Unit Holder is adjusted as required by clause (i) of this Section 5.3D, the Capital Accounts of the Partners and Unit Holders shall be adjusted to reflect the manner in which the unrealized Income, gain, loss and deduction inherent in such Limited Partnership Property (that has not been reflected in such Capital Accounts previously) would be allocated among the Partners and Unit Holders if there were a taxable disposition of such Limited Partnership Property for its fair market value on the date of distribution.

            (iii) If, pursuant to this Agreement, Limited Partnership Property is reflected on the books of the Limited Partnership at a book value that differs from the adjusted tax basis of such Limited Partnership Property, then the Partners' and Unit Holders' Capital Accounts shall be adjusted in accordance with the 704 Regulations for allocations to the Partners and Unit Holders of depreciation, depletion, amortization, and gain or loss, as computed for book purposes, with respect to such Limited Partnership Property.

            (iv) The Partners' and Unit Holders' Capital Accounts shall be reduced by a simulated depletion allowance computed on each oil or gas property using either the cost depletion method or the percentage depletion method (without regard to the limitations under the Code which could apply to less than all Partners or Unit Holders); provided, however, that the choice between the cost depletion method and the percentage depletion method shall be made by the General Partner on a property-by-property basis and such choice shall be binding for all Limited Partnership taxable years during which such oil or gas property is held by the Limited Partnership. Such reductions for depletion shall not exceed the aggregate adjusted basis allocated to the Partners and Unit Holders with respect to such oil or gas property. Such reductions for depletion shall be allocated among the Partners' and Unit Holders' Capital Accounts in the same proportions as the adjusted basis in the particular property is allocated to each Partner or Unit Holder. Upon the taxable disposition of an oil or gas property by the Limited Partnership, the Limited Partnership's simulated gain or loss shall be determined by subtracting its simulated adjusted basis (aggregate adjusted tax basis of the Partners and Unit Holders less simulated depletion allowances) in such property from the amount realized on such disposition and the Partners' and Unit Holders Capital Accounts shall be increased or reduced, as the case may be, by the amount of the simulated gain or loss on such disposition in proportion to the Partners' and Unit Holders' allocable shares of the total amount realized on such disposition.

             (v) For purposes of determining the Capital Account balance of any Partner or Unit Holder as of the end of any Limited Partnership taxable year for purposes of Section 5.2G, such Partner's or Unit Holder's Capital Account shall be reduced by:

                   (a) Adjustments that, as of the end of such year,  reasonably are expected to be made to such Partner's or Unit Holder's Capital Account pursuant to paragraph (b)(2)(iv)(k) of the 704 Regulations for depletion allowances with respect to oil and gas properties of the Limited Partnership, and

                   (b) Allocations of loss and deduction that, as of the end of such year, reasonably are expected to be made to such Partner or Unit Holder pursuant to Code section 704(e)(2), Code section 706(d), and paragraph (b)(2)(ii) of section 1.751-1 of regulations promulgated under the Code, and

                   (c) Distributions that, as of the end of such year, reasonably are expected to be made to such Partner to the extent they exceed offsetting increases to such Partner's or Unit Holder's Capital Account that reasonably are expected to occur during (or prior to) the Limited Partnership taxable years in which such distributions reasonably are expected to be made.

       E. The Capital Accounts of those Partners and Unit Holders which are charged with an expense shall be credited with any portion of that expense which is finally determined, judicially or administratively, to be nondeductible for federal income tax purposes, less any amortization or depreciation thereof incurred prior to the date that the credit is made.

                                   ARTICLE SIX

                   Withdrawal or Removal of General Partner

       Section 6.1.  Withdrawal of General Partner

        The General Partner (including by definition any successor General Partner) shall have the right to retire or withdraw, upon 120 days Notification to the Unit Holders, subject to its obligation to pay all costs and expenses incurred by the Limited Partnership by virtue of such retirement or withdrawal.

       Section 6.2.  Assignment of General Partner Interest

        Subject to Section 12.3 and Section 6.5B, upon the Consent of the Depositary, which shall be given if the Consent of Unit Holders owning more than 50% of the outstanding Depositary Units is obtained, the General Partner may assign or transfer its General Partner

Interest to a person who shall become a successor General Partner; provided, however, that no such Consent shall be required in connection with an assignment or transfer pursuant to the merger, consolidation or transfer of all or substantially all of the assets of the General Partner.

       Section 6.3.  Removal of General Partner

       A. Subject to Section 12.3, upon the Consent of the Depositary, which shall be given if the Consent of Unit Holders owning more than 50% of the outstanding Depositary Units is obtained, the power shall be vested in the Depositary to (a) remove the General Partner and (b) cause the General Partner, on behalf of the Limited Partnership, to Remove the Managing Partner.

       B. (i) If the Unit Holders elect to Remove the General Partner as permitted under this Section, and further elect to continue the business of the Limited Partnership with one or more successor General Partners, the removed General Partner shall not be Removed until a successor General Partner has been selected by the Unit Holders and admitted to the Limited Partnership pursuant to Section 11.2.

             (ii) Notwithstanding Section 3.6B, any General Partner who shall withdraw or be Removed from the Limited Partnership shall be released by any successor General Partner from all liability for Limited Partnership debts and obligations incurred by the Limited Partnership prior to the time of such Removal.

       6.4 Option to Purchase Interest from Former General Partner

        In the event the General Partner withdraws or is Removed and a successor General Partner selected, the incoming General Partner and the departing General Partner shall, by mutual agreement, select an independent petroleum consultant to value the departing General Partner's Interest in the Limited Partnership. If no agreement can be reached on the selection of a qualified consultant, the departing General Partner and incoming General Partner shall each select an independent petroleum consultant, who together shall select a third consultant, and the three consultants shall together determine a value of the interests of the departing General Partner. The incoming General Partner, or the Limited Partnership, shall have the option to purchase at least 20% of the interests of the departing General Partner for the value determined by the independent appraisal. The departing General Partner's Interest in the Limited Partnership shall be transferred to the successor General Partner, and the successor General Partner shall assign to the departing General Partner a portion of Limited Partnership Income, costs and Distributable Cash as and when such items are allocated or distributed, as the case may be, by the Limited Partnership equal to the percentage interest of the departing General Partner in the Limited Partnership prior to Removal, less the portion purchased by the successor General Partner or the Limited Partnership.

       6.5 Power to Admit Successor General Partner

       A. If the General Partner has withdrawn or been Removed, the power shall be vested in the Unit Holders to Consent to the admission of a successor General Partner meeting the requirements of Section 6.5B to take the place of the departing General Partner upon the Consent of the Depositary, which shall be given if the Consent of Unit Holders owning more than 50% of the outstanding Depositary Units is obtained.

       B. If there is admitted to the Limited Partnership a successor General Partner, such admission shall not become effective unless (a) the Limited Partnership shall have received a certificate, duly executed by or on behalf of such proposed successor General Partner, to the effect that: (i) it is experienced in performing (or employs sufficient personnel who are experienced in performing) functions of the type then being performed by the departing General Partner and (ii) it has a net worth sufficient to satisfy the net worth requirements of the Code, Treasury Regulations, the Internal Revenue Service or the courts applicable to a general partner in a limited partnership in order to ensure that the Limited Partnership will not fail to be classified for federal income tax purposes as a partnership, and (iii) such Person, if other than an individual, has the authority to become a successor General Partner under the terms of this Agreement; and (b) the proposed successor General Partner shall have (i) become a party to, and adopted all of the terms and conditions of, this Agreement and (ii) paid all reasonable legal fees of the Limited Partnership and filing and publication costs in connection with such Person's becoming a successor General Partner.

       Section 6.6.  Incapacity of the General Partner

       A. In the event of the Incapacity of the General Partner, the Limited Partnership shall be dissolved. However, within 90 days thereafter the
Depositary, upon the Consent of Unit Holders owning more than 50% of the outstanding Depositary Units, may elect to reconstitute the Limited Partnership prior to application of the liquidation provisions of Section 9.2.

       B. Upon the Incapacity of the General Partner, the Person who is its legal representative shall have all the rights of a General Partner for the purpose of settling or managing its estate and such power as the Incapacitated General Partner possessed to assign all or any part of its Interest and to join with such assignee in satisfying conditions precedent to such assignee becoming a Substituted Partner.

       Section  6.7.   Termination  of  Contracts  with  General   Partner  or
Managing Partner

        Subject to and upon fulfilling the conditions of Section 12.3, the power shall be vested in the Unit Holders to terminate any or all contracts between the General Partner or any Affiliate and the Limited Partnership, or to cause the General Partner, on behalf of the Limited

Partnership, to terminate any contracts between the Managing Partner or any Affiliate and the NPI Partnership, and select, or cause the General Partner, on behalf of the Limited Partnership, to select, as the case may be, a replacement Person therefor upon the Consent of the Depositary, which shall be given if the Consent of Unit Holders owning more than 50% of the outstanding Depositary Units is obtained.


                                  ARTICLE SEVEN
       Assignment of Limited Partner Interests to Unit Holders

       Section 7.1      Assignments of the Interests of the Depositary.

       A. Pursuant to Sections 7.lB and 13.1, the Depositary shall issue to each Person purchasing one or more Depositary Units a Depositary Receipt evidencing such Depositary Units. The Limited Partnership shall recognize as a Unit Holder, for the number of Depositary Units for which the Limited Partnership has received proceeds, each Person to whom the Depositary issues a Depositary Receipt as of the date provided in Section 13.1 or otherwise as the General Partner shall determine in accordance with the provisions of this Agreement.

       B. The Depositary, by the execution of this Agreement, irrevocably assigns to the Unit Holders all of the Depositary's rights and interest in and to the Interests, except as otherwise provided herein, as of the date of Activation of the Limited Partnership. The rights and interest so transferred and assigned shall include, without limitation, the following:

             (i) all rights to receive distributions of uninvested Capital Contributions pursuant to Section 3.3 and the right to receive rebates of Commissions and Organization and Offering Costs pursuant to Section 3.3;

             (ii) all rights to receive distributions of Distributable Cash pursuant to Section 5.1;

           (iii) all rights in respect of allocations of Profits, Losses and each other item of Income, gain, loss, deduction and credit pursuant to Sections 5.2 and 5.3;

             (iv) all rights in respect of allocations to Capital Accounts pursuant to Section 5.3;

             (v) all rights to receive any proceeds of liquidation of the Limited Partnership pursuant to Section 9.2;

             (vi) all rights to inspect books and records and to receive reports pursuant to Article Ten;

             (vii) the right to bring derivative actions pursuant to the Act (in the event any such action must be brought in the name of the Depositary as a Limited Partner, the Depositary agrees to bring such action, at the expense of the Unit Holder(s) requesting such action); and

           (viii) all rights which limited partners have, or may have in the future, under this Agreement or the Act, except as otherwise provided herein.

       C. The General Partner, by the execution of this Agreement, irrevocably consents to and acknowledges that (i) the foregoing assignment pursuant to
Section 7.1B by the Depositary to the Unit Holders of the Depositary's rights and interest in the Interests is effective and (ii) the Unit Holders are intended to be third-party beneficiaries of all rights and privileges of the Depositary in respect of the Interests. The General Partner covenants and agrees that, in accordance with the foregoing transfer and assignment, all the Depositary's rights and privileges in respect of Interests may be exercised by the Unit Holders, including, without limitation, those listed in Section 7.lB.

       D. The Depositary, by execution of this Agreement, irrevocably commits to exercise its voting rights as the Limited Partner in accordance with directions it receives from the Unit Holders such that it will vote a proportionate share of its Interest as the owner, as shown on the books of the Depositary, of a corresponding Depositary Unit shall direct in writing, by proxy or otherwise.

       E. The Depositary may transfer its Interest as the Depositary to another Person only with the Consent of the General Partner and Unit Holders owning a majority of the outstanding Depositary Units.

       F. All Persons becoming Unit Holders will by their payment for and acceptance of Depositary Receipts agree to comply with and be bound by the terms and conditions of and will be entitled to all rights of Unit Holders under this Agreement.

       G. Other than pursuant to Sections 7.1B, 7.1E and 7.2, the Depositary shall not transfer, assign, encumber, pledge or hypothecate any of its Interest.

       Section 7.2  Rights of Unit     Holders

       A. In accordance with the transfer and assignment described in Section 7.1B, it is the intention of the parties hereto that Unit Holders shall have the same rights and obligations that Limited Partners have under this Agreement and under the Act. The fiduciary duties and obligations of the General Partner to the Limited Partner under the Act and this Agreement shall extend to the Unit Holders.

       B. Without limiting the generality of Section 7.2A, persons who become Limited Partners pursuant to Section 7.3 below and Unit Holders shall share pari passu on the basis of one Limited Partner Interest for one Depositary Unit, and shall be considered as a single class, with respect to all rights to receive distributions and allocations pursuant to this Agreement.

       C. Limited Partners (other than the Depositary) and Unit Holders shall vote on all matters in respect of which they are entitled to vote (either in person, by proxy, or by written consent), as a single class, with each Limited Partner Interest and each Depositary Unit entitled to one vote; provided, however, that the Depositary shall vote on behalf of and only as directed by the Unit Holders.

       Section 7.3. Conversion of Depositary Units into Limited Partner Interests. Subject to the consent of the General Partner, which consent may be granted or withheld in its absolute discretion, any Unit Holder who desires to convert his Depositary Units into an equal number of Limited Partner Interests may do so following Activation of the Limited Partnership by delivering to the Depositary all (but no less than all) of his Depositary Receipts (properly endorsed), an executed subscription agreement and transfer application (which are available upon request from the General Partner), accompanied by written instructions which set forth an intention to become a Substituted Limited Partner and request admission as such to the Limited Partnership, together with such other instruments or documents as the General Partner or the Depositary may deem necessary or desirable, including the written acceptance and adoption by such Unit Holder of the provisions of this Agreement and the execution, acknowledgment and delivery to the General Partner of a special power of attorney, the form and content of which are reasonably satisfactory to the General Partner. Such Depositary Receipts shall be accompanied by a payment to the Limited Partnership by such Unit Holder of a fee (not to exceed $100) for legal and administrative costs and recording fees. Unit Holders becoming Substituted Limited Partners will be admitted to the Limited Partnership quarterly, or as promptly as possible after the commencement of the next calendar quarter. Persons who effect such conversion will receive one Limited Partner Interest for each Depositary Unit they convert and will not be able to re-exchange their Limited Partner Interests for Depositary Units. The Capital Account of the Depositary shall be reduced by an amount equal to the Capital Account of such former Unit Holder and such amount will be credited as the former Unit Holder's new Capital Account as a Substituted Limited Partner. Depositary Units which have been converted into Limited Partner Interests will be cancelled and will not be reissued. Except as specifically stated or as the context otherwise requires, references in all but Articles Seven and Eight of this Agreement to Unit Holders shall include Substituted Limited Partners and to Depositary Units shall include Limited Partner Interests of Substituted Limited Partners.

                                  ARTICLE EIGHT

                 Transferability of Limited Partner Interests
                              and Depositary Units

       Section  8.1.    Assignments  of  Limited Partner            Interests
by Limited Partners Other than the Depositary.

       A. Subject to the provisions of Section 8.6, no Substituted Limited Partner may assign, sell or transfer his Limited Partner Interests without the approval of the General Partner. In exercising its obligations under this
Section 8.1A, the General Partner shall use its best effort to ensure that the terms of transfer are not in contravention of any of the provisions of this Agreement and shall not approve any transfer:

             (i) to a Person who makes a market in the Depositary Units or Limited Partner Interests;

             (ii) which is effected through a matching agent unless the procedures of such matching agent with respect to the transfer of Depositary Units or Limited Partner Interests have been approved by the General Partner as not being incident to a public trading of such securities within the meaning of Code Sections 7704, 469(k) or 512(c);

             (iii) if such sale, assignment, transfer or exchange would be in violation of any applicable federal or state securities laws (including any applicable suitability standard and, with respect to transfers by residents of California, the restrictions on transfer set forth in Rule 260.l41.11 of Title 10 of the California Administrative Code) or would cause the Limited Partnership to be taxed as an entity other than a partnership under the Code;

             (iv) except for transfers by gift or inheritance, intra-family transfers, transfers resulting from family dissolutions, transfers to Affiliates or transfers of such transferor's entire remaining holding of Limited Partner Interests, if the transferor would hold less than 10 Limited Partner Interests.

       B. Any attempted sale, assignment, transfer or exchange in contravention of the provisions of this Section 8.1 shall, unless otherwise determined by the General Partner in its sole discretion, be void and deemed ineffectual and shall not bind or be recognized by the Limited Partnership.

       C. The Limited Partnership need not recognize for any purpose any sale, assignment or transfer of the Limited Partner Interests of a Substituted Limited Partner unless there shall have been filed with the Limited Partnership and recorded on the Limited Partnership's books a duly executed and acknowledged instrument of assignment, and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement, represents that such assignment was made in accordance with all applicable laws and regulations and in all other respects is satisfactory in form and substance to the General Partner.

       D. The Partnership shall not recognize for any purpose any purported sale, assignment or transfer of all or part of the Interest of a Limited Partner, and such purported sale, assignment or transfer shall be null and void if, in the opinion of counsel:

             (i) such sale, transfer, assignment or transfer would cause the Limited Partnership to be treated as an association taxable as a corporation for federal income tax purposes or, when added to the total of all other sales or exchanges or Interests within the preceding 12 months, would result in the Limited Partnership being considered to have terminated within the meaning of Section 708 of the Code; and the General Partner is expressly authorized to enforce this provision by suspending transfers if and when any such transfer would result in transfers of Interests in the Limited Partnership which represent in the aggregate 40% or more of all Interests;

             (ii) such sale, transfer or assignment would violate any state securities or "blue sky" laws (including any applicable suitability standards) applicable to the Limited Partnership or the Interest to be transferred or assigned, except in the case of transfers upon the death of the Limited Partner (by bequest or inheritance) or by operation of law; or

             (iii) such sale, transfer or assignment might cause the Limited Partnership to be classified as a publicly traded partnership within the meaning of Code Sections 7702 469(k) or 512(c).

       E. Unless otherwise provided by the General Partner, any sale, assignment or transfer of a Substituted Limited Partner's Interest shall be recognized by the Limited Partnership as of the first business day of the month following the approval of such assignment or transfer by the General Partner, or as soon thereafter as practicable. The General Partner shall not approve sales, assignments or transfers more frequently than quarterly unless it receives a written opinion of counsel that more frequent approvals shall not jeopardize the Limited Partnership's federal income tax status as a partnership. The Limited Partnership and the General Partner shall be entitled to treat the assignor of such Limited Partner Interests as the absolute owner thereof in all respects, and shall incur no liability for any allocation of Profit or Loss, distribution, or transmittal of reports or notice required to be given to Limited Partners hereunder which is made in good faith to such assignor until such time as the written instrument of assignment has been received by the Limited Partnership and recorded on its books.

       F. The General Partner may reasonably interpret, and is hereby authorized to take such action as it deems necessary or desirable to effect, the foregoing provisions of this Section 8.1. The General Partner may, in its reasonable discretion, and without the approval of the Limited Partner or Unit Holders, amend the provisions of this Agreement in such manner as may be necessary or desirable to (i) preserve the tax status of the Limited Partnership as a partnership or (ii) avoid a classification of the Limited Partnership as a publicly traded partnership within the meaning of Code Sections 7704, 469(k) or 512(c). The General Partner may, in its reasonable discretion, and without the approval of the Limited Partners or Unit Holders, also amend the provisions of this Agreement to include provisions governing the transferability of Interests in the Limited Partnership which may be approved in future legislation, Treasury Regulations, administrative rulings and other pronouncements or judicial decisions.

       G. No purported sale, assignment or transfer by a transferor of an Interest shall be recognized unless (i) the transferor shall have represented that such transfer (x) was effected through a broker-dealer or matching agent whose procedures with respect to the transfer of Interests have been approved by the General Partner as not being incident to a public trading market and not through any other broker-dealer or matching agent or (y) otherwise was not effected through a broker-dealer or matching agent which makes a market in Interests or which provides a readily available, regular and ongoing opportunity to holders of Interests to sell or exchange their Interests through a public means of obtaining or providing information of offers to buy, sell or exchange Interests and (ii) the General Partner determines that such sale, assignment or transfer would not, by itself or together with any other sales, transfers or assignments, likely result in the Limited Partnership's being classified as a publicly-traded partnership.

       Section 8.2.  Substituted Limited Partners.

       A. The consent of the General Partner shall be required before the assignee of any Limited Partner Interest shall be admitted as a Substituted
Limited Partner, which consent may be withheld in the sole and absolute discretion of the General Partner.

       B. No person shall have the right to become a Substituted Limited Partner in place of his assignor unless all of the following conditions are first satisfied:

             (i) a duly executed and acknowledged written instrument of assignment complying with Section 8.1 shall have been filed with the Limited Partnership and recorded on its books, which instrument shall specify the Limited Partner Interests being assigned and set forth the intention of the assignor that the assignee succeed to the assignor's interest as a Substituted Limited Partner in his place;

             (ii) the transferor and his assignee shall have executed and acknowledged such other instruments as the General Partner may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the assignee of the provisions of this Agreement, as the same may be amended, and his execution, acknowledgment and delivery to the General Partner of a special power of attorney, the form and content of which are reasonably satisfactory to the General Partner; and

             (iii) a transfer fee sufficient to cover all reasonable expenses connected with such substitution (not to exceed $50) shall have been paid to the Limited Partnership.

       C. By executing or adopting this Agreement, each Limited Partner and Substituted Limited Partner and, by the purchase of a Depositary Unit, each Unit Holder hereby consents to the admission of Substituted Limited Partners by the General Partner in accordance with the foregoing.

       D. The General Partner shall amend this Agreement at least once each quarter if necessary to effect the substitution of Substituted Limited Partners.

       Section 8.3  Transferability of Depositary Units.

       A. Depositary Units may be transferred only as provided in this Agreement. The Depositary Units shall be evidenced by Depositary Receipts which shall be issued in registered form only and shall be transferable subject to the same restrictions and conditions applicable to transfers of Limited Partner Interests set forth in Section 8.1 above. The Depositary shall not recognize transfers of Depositary Units except by a transfer of Depositary Receipts therefor. Unit Holders who are residents of the State of California must meet the restrictions on transfers set forth in Rule 260.14l.11 of Title 10 of the California Administrative Code. Except as provided in Section 8.4, no transfer of Depositary Receipts will be recorded or otherwise recognized by the Depositary or Limited Partnership for any purpose whatsoever unless and until the transferee has certified to the Depositary that he is an Eligible Investor and, unless the transfer is among members of the immediate family of the transferor Unit Holder, paid a transfer fee to reimburse the Depositary for all actual, reasonable and necessary expenses (not to exceed $50 per transaction) incurred in connection with the transfer.

       B. A transferee who has accepted delivery of a Depositary Receipt shall be deemed to have agreed to comply with and be bound by all of the terms and conditions of this Agreement.

       Section 8.4 Eligible Investors. If the General Partner determines that a Unit Holder or Substituted Limited Partner is not an Eligible Investor (i) then the Unit Holder shall immediately be divested of his rights to Consent on matters submitted to Unit Holders and Substituted Limited Partners (and no such Depositary Units shall be Consented by the Depositary or otherwise deemed outstanding for purposes of Consents of Unit Holders under this Agreement), and (ii) if such Person is subject to a higher rate of windfall profits tax than the rate imposed upon other Unit Holders and Substituted Limited Partners, the General Partner shall adjust actual cash distributions payable to such Person in order to reflect accurately any varying rate of windfall profits tax imposed. Any amounts so withheld shall be deemed to have been distributed and the tax shall be treated as paid by the Person.

       Section 8.5 Death, Incompetency or Dissolution of a Substituted Limited Partner or Unit Holder.

        If a Substituted Limited Partner or Unit Holder who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, such Substituted Limited Partner's executor, administrator, guardian, conservator or other legal representative may exercise all of such Substituted Limited Partner's or Unit Holder's rights for the purpose of settling his estate or administering his property, including any power under this Agreement of an assignee to become a Substituted Limited Partner or Unit Holder. If a Substituted Limited Partner or Unit Holder is a corporation, trust or other entity and is dissolved or terminated, the powers of such Substituted Limited Partner or Unit Holder may be exercised by its legal representative or successor.



                                  ARTICLE NINE
                   Dissolution, Liquidation and Termination
                           of the Limited Partnership

       Section 9.1.  Events Causing Dissolution

       A. The Limited Partnership shall be dissolved upon the happening of any of the following events:

             (i) the expiration of its term, without any continuation thereof as set forth in Section 2.3;

             (ii) the Incapacity of the General Partner. However, within ninety days thereafter the Unit Holders may elect to reconstitute the Limited Partnership prior to application of the liquidation provisions of Section 9.2;

             (iii) the Sale or other disposition at one time of all or substantially all of the assets of the Limited Partnership existing at the time of such Sale (including the liquidation or redemption other than in kind of its interest in the NPI Partnership);

             (iv) the election to dissolve the Limited Partnership (a) by the General Partner (which election shall be Consented to by Unit Holders owning more than 50% of the outstanding Depositary Units), or (b) by the Consent of Unit Holders owning more than 50% of the outstanding Depositary Units;

             (v) ninety days after the Removal or withdrawal of the sole General Partner (unless a successor is elected pursuant to Section 6.5);

             (vi) the dissolution and liquidation of the NPI Partnership without the continuance of its business by the Limited Partnership pursuant to Section 4.2A(ii); or

             (vii) the happening of any other event causing the dissolution of the Limited Partnership under the laws of the State, except that the Incapacity of the Depositary or any Unit Holder shall not dissolve the Limited Partnership and the seizure of the Interest of the Depositary shall not dissolve the Limited Partnership.

       B. Dissolution of the Limited Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Limited Partnership shall not terminate until the General Partner has recorded a notice of dissolution of the Limited Partnership with the office of the Secretary of State of the State and shall have complied with the laws of the other states in which its does business and the assets of the Limited Partnership have been distributed as provided in Section 9.2.


       C. Nothing contained in this Agreement shall impair, restrict or limit the rights and powers of the Partners under the laws of the State or any other jurisdiction in which the Limited Partnership is doing business to reform and reconstitute themselves as a limited partnership following dissolution of the Limited Partnership either under provisions identical to those set forth herein or under any other provisions.

       D. If the Limited Partnership is dissolved as a result of an event set forth in Sections 9.lA(ii), (v) or (vi), Unit Holders owning a majority of the outstanding Depositary Units may appoint an interim manager of the Limited Partnership, who shall have and may exercise only the rights, powers and duties of a general partner necessary to preserve Limited Partnership assets, until (a) a successor General Partner is elected pursuant to Section 6.5, if the Limited Partnership is reconstituted, or (b) the Limited Partnership is liquidated pursuant to Section 9.2. The interim manager shall not be liable as a general partner to the Depositary or Unit Holders and shall, while acting in such capacity, be entitled to the same indemnification rights as are set forth in
Section 4.10.

       Section 9.2.  Liquidation

       A. Upon dissolution of the Limited Partnership, its liabilities shall be paid in the order provided herein. The General Partner shall sell the Limited Partnership's property so that such disposition is in the best interests of the Unit Holders, and shall execute all amendments terminating the Limited Partnership. In connection with any such Sale, the General Partner shall attempt to obtain the best prices for such property. Pending such Sales, the General Partner shall have the right to continue to operate and otherwise to deal with Limited Partnership property. In the event the Limited Partnership is dissolved on account of the Incapacity or Removal of the General Partner, the Limited Partnership shall elect, in accordance with the provisions of Article Twelve, a person (the "Liquidating Agent") to perform the function of the General Partner in liquidating the assets of the Limited Partnership and winding up its affairs, and shall pay to such Liquidating Agent its reasonable fees and expenses incurred in connection therewith. Gain or loss realized on the Sale or other disposition of the Limited Partnership's assets will be credited to (in the case of gain) or charged against (in the case of loss) each Partner's or Unit Holder's Capital Account to the extent allocable to such Partner or Unit Holder under Sections 5.2 and 5.3. Any liquidation of the Limited Partnership shall take place out of court and without application being made therefor to the Secretary of State of the State.

       The Liquidating Agent shall agree not to resign at any time without 15 days' prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by Unit Holders owning a majority of the outstanding Depositary Units. Upon dissolution, removal, or resignation of the Liquidating Agent, a successor and substitute Liquidating Agent (who shall have and succeed to all rights, powers and duties of the original Liquidating Agent) shall, within 30 days thereafter, be selected by Unit Holders owning a majority of the outstanding Depositary Units. The right to appoint a successor or substitute Liquidating Agent in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Agent are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Agent shall be deemed to refer also to any such successor substitute Liquidating Agent appointed in the manner herein provided. The Liquidating Agent shall have and may exercise, without further authorization or Consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sales set forth in Section 4.5B) to the extent necessary or desirable in the good faith judgment of the Liquidating Agent to carry out the duties and functions of the Liquidating Agent hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Agent to complete the winding-up and liquidation of the Limited Partnership as provided for herein.

       Notwithstanding the provision of Section 9.1 which requires the liquidation of the assets of the Limited Partnership, but subject to the order or priorities set forth herein, if on dissolution of the Limited Partnership the General Partner or Liquidating Agent determines that an immediate sale of part or all of the Limited Partnership's assets would be impracticable or would cause undue loss to the Unit Holders, the General Partner or Liquidating Agent may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Limited Partnership (other than those to Partners).

       B. In settling accounts after dissolution, the assets of the Limited Partnership shall be paid out in the following order: (i) to third party creditors, in the order or priority as provided by law; (ii) to the General Partner and any Liquidating Agent for any expenses of the Limited Partnership paid by or payable to them to the extent they are entitled to reimbursement therefor pursuant to this Agreement; (iii) to all of the Unit Holders in the amount equivalent to the amount of their positive Capital Account balances (as adjusted pursuant to Section 9.2A) on the date of distribution; (iv) to the General Partner in the amount equivalent to the amount of its positive Capital Account balance (as adjusted pursuant to Section 9.2A) on the date of distribution; and (v) the balance, if any, shall be paid to the Partners and Unit Holders in the manner in which Income is then being allocated.

       C. If the General Partner has a deficit balance in its Capital Account following the distribution(s) provided for in Section 9.2B above, as determined after taking into account all adjustments to its Capital Account for the taxable year of the Limited Partnership during which such distribution(s) occur, it shall restore the amount of such deficit balance to the Limited Partnership within 90 days and such amount shall be distributed to the other Partners and Unit Holders in accordance with their positive Capital Account balances.

       D. Notwithstanding anything to the contrary in this Agreement, upon the dissolution and termination of the Partnership, the General Partner will contribute to the Partnership the lesser of: (a) the deficit balance in its capital account; or (b) the excess of 1.01 percent of the total Capital Contribution of the Depositary over the capital previously contributed by the General Partner.

                                 ARTICLE TEN
              Books and Records Accounting; Tax Elections; etc.

       Section 10.1.  Books and Records

        The books and records of the Limited Partnership, including information relating to the sale by the General Partner or any Affiliates of goods or services to the Limited Partnership, and a list of the names and addresses and Depositary Units of all Unit Holders and Limited Partners, shall be maintained by the General Partner at the principal office of the Limited Partnership for a period of five years following the close of the Fiscal Year to which they relate and shall be available for examination there by any Partner or Unit Holder or its duly authorized representatives at any and all reasonable times. Any Partner or Unit Holder, or its duly authorized representatives, upon paying the costs of collection, duplication and mailing, shall be entitled for any proper purpose to a copy of the list of names and addresses and Depositary Units of the Unit Holders and Limited Partners. The Limited Partnership may maintain such other books and records and may provide such financial or other statements as the General Partner in its discretion deems advisable.

       Section 10.2.  Accounting Basis for Tax and Reporting Purposes;  Fiscal
Year

       The books and records of the Limited Partnership for tax purposes, for purposes of this Agreement and for the purpose of reports to the Partners, shall be kept on the accrual basis. The Fiscal Year of the Limited Partnership shall be the calendar year to the extent permissible and the General Partner shall use its best efforts to obtain any necessary approvals therefor.

       Section 10.3  Bank Accounts

       The General Partner shall maintain a bank account or accounts to be maintained by the General Partner on behalf of the Limited Partnership with any bank in the United States having total assets in excess of $100,000,000. The General Partner shall not deposit Limited Partnership funds in an account with any bank in an aggregate amount in excess of 5% of such bank's total assets. Withdrawals shall be made only in the regular course of the Limited Partnership's business on such signature or signatures as the General Partner may determine. All deposits and other funds not needed in the operation of the business may be deposited in interest--hearing accounts, certificates of deposit, unaffiliated money market funds or invested, in short term United States Government obligations maturing within one year, commercial paper of United States corporations having the highest credit rating granted by Moody's Investors Services, Inc. or Standard & Poors Corporation, or other similar highly liquid investments.

       Section 10.4  Reports

       A. The General Partner shall close the Limited Partnerships books of account promptly at the close of each Fiscal Year and an annual examination of the Limited Partnership's financial statements shall be performed at the expense of the Limited Partnership by the Accountants. The General Partner shall furnish to the Unit Holders an annual report within 120 days after the close of each Fiscal Year of the Limited Partnership commencing with the Fiscal Year in which the Limited Partnership was Activated. If requested by a Unit Holder, the General Partner shall also furnish such Unit Holder with a report within 75 days after the end of the first six months of the Fiscal Year in which such request was made, or within 75 days after the request is made, whichever is later. Such report will contain at least the following information:

             (i) Financial statements for the Limited Partnership's and the NPI Partnership's accounts, including a balance sheet, statement of income, statement of changes in partners' capital and statement of changes in financial position prepared on an accrual basis in accordance with generally accepted accounting principles and accompanied by a report of the Accountants together with their opinion thereon, except that the semi-annual financial statements need not be audited;

             (ii) A summary itemization, by type and/or classification, of the total fees and compensation, including any overhead reimbursement, paid by the Limited Partnership or NPI Partnership or indirectly on their behalf, to the General Partner or Managing Partner and any Affiliate;

             (iii) A description of each acquisition of Net Profits Interests and Royalties, including the costs therefor, in which the NPI Partnership owns an interest, except succeeding reports need contain only material changes (including all farmouts, development drilling, improved recovery operations on and abandonments of any Producing Properties in which the NPI Partnership owns an interest and which may have a material effect on the NPI Partnership's activities), if any, regarding Producing Properties already reported upon. In the case of wells that have been abandoned after production has commenced, a statement justifying such abandonment shall be included if the General Partner or an Affiliate is `the operator. In the case of farmouts, the statement shall include a justification of the farmout, location, time, to whom made, and a general description of terms;


       B. Within 60 days after the end of each fiscal quarter each Unit Holder will receive a "participant statement" which summarizes his allocable interest in the Limited Partnership. The participant statement will detail the Unit Holder's cash receipts and disbursements for the Unit Holder's Depositary Units.

       C. Within 120 days after the end of the Fiscal Year following the Fiscal Year in which Activation of the Limited Partnership occurs, and annually thereafter, the General Partner shall furnish to the Unit Holders a computation as of the end of the immediately preceding Fiscal Year, based upon engineering reports prepared by one or more qualified independent petroleum engineering firms with respect to Producing Properties containing Proved Reserves equal to at least 80% of the Proved Reserves of the NPI Partnership (with the computation as to any balance of the NPI Partnership's Proved Reserves being based upon petroleum engineering reports prepared by the General Partner or an Affiliate), of the total estimated Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves owned by the NPI Partnership, the estimated dollar value thereof stated in then existing prices and escalated prices (as provided by the General Partner). In addition, the computation shall include an estimate of the time required for the extraction of such reserves and the present worth of such reserves and the estimate shall contain a statement that because of the time period required to extract such reserves the present value of revenues to be obtained in the future is less than if immediately receivable.

       D. In addition to the report described in Section 10.4C of this Agreement, if an event occurs to the knowledge of the General Partner or its Affiliates leading to a reduction or an increase of such Reserves of more than 10 percent, excluding reduction as a result of normal production, an additional computation and estimate similar to that described in Section 10.4C shall be sent to each Unit Holder as soon as possible.

       E. By March 15 of each year, the General Partner will furnish a report to each Unit Holder containing such information as is pertinent for completion of his respective federal, state, and other income tax returns.

       F. By January 31 of each year, the General Partner will furnish a report to each IRA and Retirement Plan owning Depositary Units as of December 31 of the preceding year setting forth an evaluation of the fair market value of the Depositary Units as of such December 31 of the preceding year.

       G. The General Partner shall file on a timely basis with the Securities and Exchange Commission all filings required to be made by the Limited Partnership and NPI Partnership pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder. The General Partner shall make available to any Unit Holder upon the Unit Holder's request, copies of any report filed by or on behalf of the Limited Partnership or the NPI Partnership with the Securities and Exchange Commission. The General Partner shall cause a copy of the report sent to the Unit Holders under paragraphs A, C, D and E hereof to be sent to the California Commissioner of Corporations.

       H. The General Partner agrees to make all relevant financial and engineering reports available for review by a Unit Holder on request at the offices of the Limited Partnership.

       Section 10.5.  Elections

        The General Partner shall cause the Limited Partnership to make all elections required or permitted to be made by the Limited Partnership under the Code and not otherwise expressly provided for in this Agreement, in the manner that the General Partner believes will be most advantageous to the Unit Holders, except that (i) the General Partner shall not be required to make an election under Section 754 of the Code or corresponding provisions of applicable state income tax laws, and (ii) the General Partner shall make the election under
Section 263(c) of the Code to expense all intangible drilling and development costs in the initial Limited Partnership Federal income tax return filed for the Fiscal Year in which such costs are incurred.

                                 ARTICLE ELEVEN
                                   Amendments

       Section 11.1.  Proposal and Adoption of Amendments General

       A. Notwithstanding anything to the contrary contained herein, the General Partner may, without prior notice or consent of any Unit Holder, amend any provision of this Agreement (including an amendment to admit an additional General Partner or a successor General Partner in the event of the withdrawal or Removal of the General Partner) if, in its opinion, such amendment does not have a material adverse effect upon the Unit Holders. Amendments to this Agreement to reflect the addition or substitution of a Limited Partner or the admission of a successor General Partner shall be made at the time and in the manner referred to in Section 11.2. Any other amendment to this Agreement may be proposed by the General Partner or holders of at least 10% of the outstanding Depositary Units. The Unit Holder or Unit Holders proposing such amendment shall submit a Notification containing (a) the text of such amendment and (b) a statement of the purpose of such amendment. The General Partner shall, within 15 days after receipt of any proposal under this Section 11.1A, give Notification to all Partners and Unit Holders of such proposed amendment and of such statement of purpose, together, in the case of an amendment proposed by other Partners or Unit Holders, with the views, if any, of the General Partner with respect to such proposed amendment, unless the General Partner has received prior thereto an opinion of counsel to the effect that such amendment is permitted by the Act, will impair the limited liability of the Unit Holders, or will adversely affect the classification of the Limited Partnership as a partnership for federal income tax purposes.


       B. Amendments to this Agreement shall be adopted if: (i) in the case of amendments other than those referred to in Section 11.2, the conditions specified in Section 7.1E shall have been satisfactorily completed and the Limited Partnership has not received an opinion of counsel to the Limited Partnership to the effect that such amendment will adversely affect the classification of the Limited Partnership as a partnership for federal income tax purposes; (ii) in the case of amendments referred to in Section 11.2, the conditions specified in Section 6.5B shall have been satisfactorily completed; or (iii) in the case of all other amendments, such amendment shall have been Consented to by the Depositary, which Consent will be given if the Consent of Unit Holders owning more than 50% of the outstanding Depositary Units is obtained (unless such Consent is not required pursuant to Section 11.1A of this Agreement); provided, however, that no such amendment may: (a) enlarge the obligations of any Partner or Unit Holder under this Agreement or convert the Interest of any Limited Partner into the Interest of a General Partner or modify the limited liability of any Limited Partner without the Consent of such Partner; (b) modify the method provided in Article Five of determining and allocating or distributing, as the case may be, Profits, Losses, Distributable Cash and each item of Income, gain, loss, cost, deduction or credit without the Consent of each Partner or Unit Holder adversely affected by such modification; (c) amend Sections 4.9, 4.10, 6.1, 6.2, 6.3 or 6.4 without the Consent of the General Partner.

       C. Upon the adoption of any amendment to this Agreement, the amendment shall be executed by the General Partner and the Depositary and shall be recorded in the proper records of the State and any other state in which the Limited Partnership is then doing business.

       Section 11.2.  Amendments on Admission or Removal of Partners

        If this Agreement shall be amended to reflect the withdrawal or Removal of the General Partner and the continuation of the business of the Limited Partnership, such amendment shall be signed by the remaining or successor General Partner, the Removed General Partner and the Depositary.

                                 ARTICLE TWELVE
                          Consents, Voting and Meeting

       Section 12.1.  Method of Giving Consent

        Any Consent of a Unit Holder required by this Agreement may be given by a Unit Holder as follows: (i) at a meeting, in person, by a written proxy or signed writing directing the manner in which it desires that its vote be cast, which writing must be received by the General Partner prior to such meeting, or
(ii) without a meeting, by a signed writing directing the manner in which it desires that its vote be cast, which writing must be received by the Depositary prior to the date upon which the vote of Unit Holders are to be counted. Any Partner or Unit Holder may waive notice of or attendance at any meeting of the Unit Holders and Partners and may execute a signed written consent. Only the votes of Unit Holders of record on the date set by the General Partner (which date shall be not less than 10 days and not more than 60 days prior to the date set for the meeting or consent) whether at a meeting or otherwise, shall be counted. The laws of the State pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by Unit Holders.

       Section 12.2.  Meetings of Partners and Unit Holders

        The General Partner may at any time call a meeting of the Unit Holders or for a vote, without a meeting, of the Unit Holders on matters upon which the Unit Holders are entitled to provide their Consent, and shall call for such a meeting or vote upon receipt by the General Partner of a request therefor made by Unit Holders owning at least 10% of the outstanding Depositary Units as of the date of receipt of such Notification. Within 15 days of the receipt of the Notification, the General Partner shall notify all Unit Holders of record as of the date set by the General Partner (which date shall be not less than 10 days and not more than 60 days prior to the date set for the meeting or consent) as to the time and place of the meeting, if called, and the general nature of the business to be transacted thereat, or if no such meeting has been called, of the matter or matters to be voted upon and the date upon which the votes will be counted. Any Unit Holders meeting or the date upon which such votes, without a meeting, will be counted (regardless of whether the General Partner has called for such meeting or vote upon the request of Unit Holders or has initiated such event without such request) shall be not less than 30 or more than 60 days following mailing of the Notification thereof by the General Partner. All expenses of the meetings, voting and such Notification shall be borne by the Limited Partnership.

       Section 12 .3.  Limitations on Requirements for Consents

        Notwithstanding anything to the contrary contained in this Agreement, the powers of the Unit Holders set forth in Sections 4.5D, 4.5E, 4.5F, 6.3A, 6.6A, 6.7 and 12.5 shall not be deemed to be granted to the Unit Holders or exercisable by them if, prior to the exercise of such powers, counsel for the Limited Partnership or counsel designated by Unit Holders owning at least 10% of the outstanding Depositary Units delivers to the Depositary an opinion to the effect that the grant or the exercise of those powers is prohibited by the Act, will impair the limited liability of the Depositary or the Unit Holders or will affect the classification of the Limited Partnership as a partnership for Federal income tax purposes.

       Section  12.4.  Submissions to Unit Holders

        The General Partner shall give all the Unit Holders Notification of any proposal or other matter required by any provisions of this Agreement or by law to be submitted for the consideration and approval of the Unit Holders. Such Notification shall include any information required by the relevant provision of the Agreement or by law.

       Section 12.5.  Acting without Concurrence of General Partner

       Except as limited by Sections 12.3, 12.6 and 11.18, Unit Holders owning more than 50% of the outstanding Depositary Units, without the necessity for concurrence by the General Partner, may cause the Depositary to vote to:

       (a) amend the Agreement or cause the NPI Partnership Agreement to be amended;

       (b) dissolve the Limited Partnership or cause the NPI Partnership to be dissolved;

       (c) remove the General Partner or cause the Managing Partner of the NPI Partnership to be removed and elect a new General Partner or cause the NPI Partnership to elect a new Managing Partner;

       (d) approve or disapprove the sale of all or substantially all of the assets of the Limited Partnership or cause the NPI Partnership to sell or not to sell all or substantially all of its assets; or

       (e) cancel or amend the terms of any contract for services with the General Partner or any Affiliate or cause the NPI Partnership to do so, which shall be without penalty, provided 30 days written notice is given.

       Section 12.6 Restricted Voting Rights for Depositary Units of General Partner. The General Partner and its Affiliates shall not vote on any proposals submitted to the Unit Holders to amend Sections 2.3, 4.3, 4.4, 4.6, Article XI or Section 12.3.

                                ARTICLE THIRTEEN
                                 The Depositary

       Section 13.1  Depositary Receipts.

       A. Within 45 days of the Activation of the Partnership, the Depositary shall execute and forward to each Unit Holder Depositary Receipts evidencing the ownership by the Unit Holder as of the date of Activation the Depositary Units for which such Unit Holder subscribed.

       B. Pursuant to the terms of Section 8.3, upon receipt of a properly executed application for transfer, the Depositary shall within three business days execute and forward Depositary Receipts to the respective transferees.

       C. Depositary Receipts may be endorsed with, have incorporated in the text thereof or be accompanied by such legends or recitals, attachments or changes, not inconsistent with the provisions of this Agreement, as may be required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Depositary Units may be listed, or to conform with any usage with respect thereto, or to indicate any special limitation or restriction to which any particular Depositary Unit may be subject, or as may for any other reason be required. Each Depositary Receipt shall bear the Depositary's corporate seal and shall be duly executed on behalf of the Depositary by the manual or facsimile signature of the duly authorized officers of the Depositary. No Depositary Receipt shall be entitled to any benefit under this Agreement or be valid for any purpose unless it bears such signatures and corporate seal.

       D. All Depositary Receipts executed by the Depositary shall be numbered consecutively. The Unit Holder of each numbered Depositary Receipt shall be registered on the books of the Depositary maintained pursuant to Section 13.3A.

       E. Upon surrender by the Unit Holder in person or by duly authorized attorney of one or more Depositary Receipts at the Depositary's principal office, or at any other office it may designate for the purpose, for split--up or combination, the Depositary shall, subject to the terms and conditions of this Agreement and the Depositary Receipt, execute and deliver one or more new Depositary Receipts in authorized denominations as requested, evidencing the same aggregate number of Depositary Units as evidenced by the Depositary Receipt(s) surrendered.

       F. If any Depositary Receipt is mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a Depositary Receipt in like form and tenor in exchange and substitution for the mutilated, destroyed, lost or stolen Depositary Receipt; provided, that the Depositary may require the Unit Holder to
(i) surrender any mutilated Depositary Receipt, (ii) file with the Depositary, in a form and manner satisfactory to it, proof of the destruction, loss or theft, and of such Unit Holder's ownership, of the Depositary Receipt and (iii) furnish to the Depositary reasonable indemnification (including posting of an indemnity bond) satisfactory to the Depositary.

       G. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender, conversion or exchange of any Depositary Receipt, the Depositary may require (i) payment of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature or endorsement or as to the due authorization of the action, (iii) filing of such information and execution of such documents by the transferor and/or the transferee as may be required by this Agreement or the Depositary Receipt or otherwise is deemed necessary or appropriate by the Depositary and
(iv) compliance with such other conditions as may be imposed under applicable laws and regulations. The Depositary shall be entitled to rely upon, and shall not have any liability to the Limited Partnership, the General Partner, any Unit Holder or any other Person with respect to the content of any proof submitted to it pursuant to this Section 13.1G. and shall have no obligation to inquire as to the truth and accuracy thereof (except for acts or omissions resulting from the Depositary's gross negligence).


       H. All Depositary Receipts surrendered to the Depositary shall be cancelled. The Depositary shall retain all cancelled Depositary Receipts and other instruments, documents and records in accordance with the policies and regulations of the Depositary, federal securities laws and the rules and regulations of any securities exchange or market upon which the Depositary Receipts may be listed or quoted.

       Section 13.2 Depositary as Transfer Agent and Registrar. The Depositary shall also be the transfer agent and registrar for the Depositary Receipts unless prohibited by law, regulation or any applicable rule of a securities exchange or market. In its capacity as such, subject to the terms and conditions of this Agreement, the Depositary shall transfer record ownership of the Depositary Units by bookkeeping entry on the books and records maintained pursuant to Section l3.3A.

       Section 13.3 Duties of Depositary

       A.    In performing its duties hereunder the Depositary shall:

             (i) maintain at its principal office a current list of the full name and last known home or business address of each Unit Holder, set forth in alphabetical order which list shall be available during ordinary business hours for examination and copying at the reasonable request, and at the expense, of any Unit Holder or his duly authorized representative, or copies of such list may be requested in writing for any proper purpose by any Unit Holder or his duly authorized representative; provided that the reasonable costs of fulfilling such request, including copying expenses, shall be paid by the Unit Holder making such request. In addition, the Depositary shall, as required, furnish to the Securities and Exchange Commission, any report, financial statement or communication received from the Limited Partnership or the General Partner that is made generally available to Unit Holders;

             (ii) keep all records required to be kept, for the periods specified, and shall file with the Securities and Exchange Commission all materials required to be so filed, under the Securities Exchange Act of 1934, by virtue of its status as Depositary. A copy of any material filed by the Depositary with the Securities and Exchange Commission shall also be provided to the Limited Partnership within two business days after its filing. To the extent that any such filing requires information from the Limited Partnership or the General Partner, such information shall be furnished to the Depositary by the General Partner in sufficient quantity and a sufficient time in advance of the date the filing is required to be made to enable the Depositary to comply with such requirements; and

             (iii) keep books at its corporate office for the transfer of Depositary Receipts. The books shall be open during normal business hours for inspection by the Unit Holders. The Depositary may, however, close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

       B. Upon the request of the Limited Partnership, the Depositary shall as promptly as practicable furnish to the Limited Partnership a list, as of the date specified in such request, of the names, addresses and social security or taxpayer identification numbers of all Unit Holders.

       Section 13.4 Depositary Not a Trustee, Issuer, etc. The Depositary is not a trustee and it is intended that the Depositary, in its capacity as depositary, shall not be deemed to be an "issuer" or "underwriter" of securities under the federal securities laws or applicable state securities laws; it being expressly understood and agreed that the Depositary, in its capacity as the limited partner of the Limited Partnership, is acting only in a ministerial capacity.

       Section 13.5 Indemnification of the Depositary.

        The Depositary shall be indemnified by the Limited Partnership to the same extent and subject to the same conditions and restrictions as provided in
Section 4.10 of this Agreement with respect to the indemnification of the General Partner.

       Section 13.6  Limitation of Expense Reimbursements

        The expenses of the Depositary otherwise reimbursable to it under the terms of this Agreement and the fees payable to it hereunder shall not exceed the lesser of (i) an amount equal to 90% of the competitive price which would be charged by non-affiliated persons rendering similar services in the same or comparable geographic location or (ii) the costs and expenses of the Depositary incurred in rendering such services.

                                ARTICLE FOURTEEN
                            Miscellaneous Provisions

       Section 14.1. Notification to the Limited Partnership or the General Partner

        Any Notification to the Limited Partnership or the General Partner shall be sent to the principal office of the Limited Partnership, as set forth in this Agreement. Except as provided herein, any Notification to a Unit Holder shall be sent to its last known address.

       Section 14.2.  Binding Provisions

        The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

       Section 14.3.  Applicable Law

        This Agreement shall be construed and enforced in accordance with the laws of the State.

       Section 14.4.  Separability of Provisions

         If for any reason any provision or provisions hereof which are not material to the purposes or business of the Limited Partnership or of the Unit Holders' Depositary Units are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

       Section 14.5.  Appointment of the General Partner as Attorney- in-Fact

        The Depositary, by the execution of this Agreement, irrevocably constitutes and appoints the General Partner, its true and lawful agent and attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances that may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including without limitation: (i) all certificates and other instruments (including counterparts of this Agreement), and any amendment thereof, including any amendment substituting a Limited Partner pursuant to Section 7.lE and
Section 8.2, that the General Partner deems appropriate to form, reform, qualify or continue the Limited Partnership (or a new partnership with substantially the same provisions as the Limited Partnership) as a limited partnership (or a partnership in which the Partners will have limited liability comparable to that provided by the Act) in the jurisdiction in which the Limited Partnership may conduct business; (ii) all amendments and other instruments necessary to admit into the Limited Partnership additional or substituted Partners pursuant to
Section 11.2; (iii) all instruments that the General Partner deems appropriate to reflect a change or modification of the Limited Partnership in accordance with the terms of this Agreement (including those necessary to reflect additional Capital Contributions); (iv) all conveyances and other instruments that the General Partner deems appropriate to reflect the dissolution and termination of the Limited Partnership; (v) all amendments that the General Partner deems appropriate to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; and (vi) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by any state securities commissioner or similar such official, which addition or deletion is deemed by such commissioner or official to be for the benefit or protection of the Limited Partner or Unit Holders.


       Section 14.6.  Entire Agreement

        This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

       Section 14.7.  Paragraph Titles

        Article and section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

       Section 14.8.  Counterparts

        This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart except that no counterpart shall be binding unless signed by the General Partner.

                                       GEODYNE PROPERTIES, INC., as
                                       General Partner

                                       By: /s/ Michael E. Luttrell
                                           -------------------------------
                                            Michael E. Luttrell,
                                            Executive Vice President


                                       GEODYNE INSTITUTIONAL DEPOSITARY
                                       COMPANY, as the Limited Partner

                                       By:  /s/ Michael W. Tomasso
                                            ------------------------------
                                            Michael W. Tomasso
                                            President



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                                   SCHEDULE A

                                 General Partner


Name and Address                                Capital Contribution
----------------                                --------------------

Geodyne Properties, Inc.                              $100
320 South Boston Avenue
The Mezzanine
Tulsa, Oklahoma 74103-3708


                                 Limited Partner

Name and Address                                Capital Contribution
----------------                                --------------------

Geodyne Properties, Inc.                              $12,630,600
320 South Boston Avenue
The Mezzanine
Tulsa, Oklahoma 74103-3708



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